                                                                     EXHIBIT 1.1

INDUSTRIAL DEVELOPMENT BANK OF ISRAEL LIMITED
82 MENACHEM BEGIN ROAD, P.O.B. 20100, TEL AVIV 61200, TEL. 972-3-6272727 FAX.
972-3-6272700

                                                                      INDUSTRIAL
                                                                DEVELOPMENT BANK
                                                                       OF ISRAEL
                                                                         LIMITED

                                                       MEMORANDUM OF ASSOCIATION
                                                         ARTICLES OF ASSOCIATION
FEBRUARY 2002

               THE COMPANIES ORDINANCE - COMPANY LIMITED BY SHARES

                        MEMORANDUM OF ASSOCIATION OF THE
                  INDUSTRIAL DEVELOPMENT BANK OF ISRAEL LIMITED

     1. The name of the Company is:-

     In English: Industrial Development Bank of Israel Limited.

     2. The objects for which the Company is established are:

     (a)  To establish a financial institution to be instrumental in the encouragement of, and assistance to, the creation and expansion of efficient, useful and economically sound industrial enterprises and other enterprises whatsoever, in Israel.

     (b)  To grant and provide banking services of any kind or nature whatsoever and to manage and be engaged in business of Banking Corporation of any kind or nature whatsoever.

     (c)  To grant credits of any kind or nature whatsoever, financial and any other assistance to any person in Israel and outside Israel, in such a manner and way and on such terms as the Company may deem proper and fit.

     (d)  To deal in investment, underwrite, acquire and hold shares, stocks, debentures, debenture stock, bonds, obligations and securities issued or made by any Company in Israel or abroad, whether established in
          Israel or not and whether carrying on business in Israel or not, by original subscription, participation in syndicates, tender, purchase, exchange or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof; to purchase and otherwise acquire and hold shares, debentures, obligations, bonds and securities of all kinds issued, made or confirmed by any Government or authority whatsoever or any public body, federal, municipal, local or otherwise, whether in Israel or abroad.

     (e)  To promote, further and encourage the issue of shares, debentures and other securities by industrial and other enterprises whatsoever and to promote and further the investment and participation of capital in industrial and other enterprises whatsoever either by subscription for, or purchase of such shares, debentures and other securities or otherwise.

     (f)  To promote and assist in the creation, issue, allotment and sale of debentures, debenture stock, bonds, pledges, obligations, shares, stock and securities of all kinds, to act as trustees in connection therewith and to partake in the conversion of business and concerns into companies.

                                     - 1 -

     (g)  To lend moneys and to give credit to any industrial and other enterprise whatsoever which, in the opinion of the Company, is economically sound or would be made economically sound through the provisions of such loans and credit, and on such terms and conditions as the Company may deem to be sound and to receive from those to whom the Company shall lend moneys or give credit, or for whom the Company shall give guarantees, all such securities of all kinds as the Company may deem fit, including debentures, debenture stock, bonds, obligations and mortgages on movable and immovable property and other pledges and charges including floating charges, and to sell , transfer, assign, surrender, release or discharge all such securities on such terms and conditions as the Company may deem fit.

     (h)  To guarantee loans obtained or to be obtained by any industrial and other enterprise whatsoever, from any sources whatsoever and in particular to guarantee the payment of any principal moneys, interest or other moneys secured by or payable under any debentures, bonds, debenture stock, mortgages, charges, contracts, obligations and securities and the payment of dividends on and the repayment of the capital stock and shares of all kinds and description and generally to guarantee and insure the fulfillment and performance of contracts and obligations of any kind or nature by all industrial and other enterprises whatsoever.

     (i)  To undertake to acquire from holders or would be holders of cumulative preference shares and debentures issued or to be issued by industrial and other enterprises whatsoever and to undertake to pay dividends on such share in lieu of said industrial and other enterprises.

     (j)  REPEALED

     (k)  To borrow and raise moneys and secure the repayment thereof in the manner and on the terms as the Company may deem advisable, and particularly by the issue of debentures, debenture stock,
          bonds,obligations, mortgages and securities of all kinds and for that purpose to charge and mortgage the Company's property, in whole or in part, present and future, movable or immovable, including its uncalled capital and any specific property and right of the Company.

     (l)  To issue debentures, debenture stock, pledges, obligations and securities including charges, floating, specific and others of all kinds, and on such conditions and upon such terms as will be deemed expedient, and to secure the same by the Company's property, present and future, in any way deemed advisable.

     (m)  To encourage and assist in the establishment, expansion, rationalization and moderation of industrial and other enterprises whatsoever, to encourage and assist in intensification of production processes employed therein and enhancement of quality of goods manufactured by them.

     (n)  To grant financial aid and other facilities to industrial and other enterprises whatsoever with a view to assisting them in expansion of exports of goods manufactured by them.

                                     - 2 -

     (o)  To direct, manage and administer, and to participate in the direction, management and administration of industrial and other enterprises whatsoever; to render managerial, technical and administrative advice and to assist in the obtaining of managerial, technical and administrative services to industrial and other enterprises whatsoever.

     (p)  To participate in the foundation, establishment, administration, supervision or control of businesses, concerns or ventures of any industrial and other enterprises whatsoever, and for that purpose to act as directors and/or sole director and nominate directors, book keepers, and other experts and agents and to pay them for their work.

     (q)  To deal in the administration of business and transactions or other individual ventures, whether commercial or otherwise connected with business of the Company or relating thereto.

     (r)  To act as guardians, executors, administrators and representatives of or on behalf of any person.

     (s)  To undertake and carry out the business of agents and representatives and also to receive moneys, securities, properties and goods of all kinds for the purpose of transfer, keeping or otherwise as this
          Company may deem conductive to its main objects, for consideration or without consideration or otherwise.

     (t)  To constitute any trusts with a view to the issue of preferred, deferred or any other special stocks, securities, certificates or other documents based on or representing any shares, stocks, or other assets appropriated for the purposes of any such trust, and to settle and regulate, and, if thought fit, to undertake and execute any such trusts and to issue, hold or dispose of any such preferred, deferred or other special stocks, securities, certificates or documents.

     (u)  To act as trustee by virtue of any deeds constituting or securing any debentures, debenture stock, obligations or other securities and to undertake and execute any other trusts, and also to undertake the office of or exercise the powers of executors, administrators, receivers, treasures, custodians and trust corporation.

     (v)  To undertake and execute any trusts, the undertaking whereof may seem desirable, either gratuitously or otherwise.

     (w)  To appoint any Company or person as trustees to hold securities on behalf of and to protect the interests of the Company.

     (x)  To hold in the names of others any property which the company is authorized to acquire.

                                     - 3 -

     (y)  To form, promote, organize and assist or aid in forming, promoting, subsidizing, organizing or aiding companies, syndicates or partnerships of all kinds for the purpose of acquiring and undertaking any property or liabilities of the Company or advancing directly or indirectly the main objects thereof, and to take or otherwise acquire, hold and dispose of shares, debentures and other securities in or of any such company and to subsidize or otherwise assist such company.

     (z)  To enter into any partnership or arrangement in the nature of a partnership, cooperation or union of interests, with any company or person engaged or interested or about to become engaged or interested in the carrying on or conduct of any business or enterprise which the company is authorized to carry on or conduct.

     (aa) To amalgamate or merge with any company and to arrange and do all acts and things (whether by the establishment of companies or in any other manner) required or conductive to the amalgamation or union of the activities of any companies, concerns, firms and industries of all kinds and to establish concerns for the marketing of their products.
          Provided that such activities and things fall within the scope of the main objects of the Company as herein before and hereinafter stated.

     (bb) In connection with the main objects of the Company or in relation to them, to purchase or otherwise acquire and undertake, whether as a going concern or otherwise, any business of any person or company and any property, assets, goodwill and liabilities of the proprietors of that business connected with or incidental to such business.

     (cc) In general and without limitation, to purchase, take on lease, hire, exchange or otherwise acquire movable and immovable property and all rights and concessions which the Company may deem expedient and convenient for the purpose of its business and also to sell, mortgage, give on lease or transfer in any other way such properties and rights.

     (dd) To hold land generally, to purchase, take on lease or exchange, to acquire any interest or right in land, buildings, structures, plantations of any type or description whatsoever, to erect, construct, enlarge, alter or demolish any buildings or structures, to sell, give on lease, exchange or otherwise dispose of any such lands, buildings, structures and plantations on such terms and conditions as the company may deem conducive to its main objects.

     (ee) To enter into arrangements with the State of Israel or with any other
          State or with any government or authority whether supreme, federal, local or otherwise, which may be conducive to all or any of the company's main objects and to obtain, for that purpose, from any such
          State, government or authority, any concession, grants, rights or privileges whatsoever.

                                     - 4 -

     (ff) To employ experts and to entrust them with the investigation into, and examination of, the situation, prospects, value, character and conditions of industrial and other enterprises whatsoever and of all businesses auxiliary thereto and with the technical economic guidance of the Board of Directors of the Company in their decisions regarding the granting of loans and to enable such experts to render technical and economic assistance to such industrial and other enterprises whatsoever among the clientele of the Company, as the Company may from time to time determine and on such terms and conditions as the Company may from time to time determine.

     (gg) To purchase or otherwise acquire, and to obtain rights of use or exploitation and to protect, prolong and renew, whether in Israel, or abroad, all kinds of patents, patent rights, brevets d'invention, licences, protections and concessions (hereinafter referred to by the general term "Patent Rights"), which in the opinion of this Company may appear likely to be conductive to the main objects of the Company and to also to use patent rights, to work in accordance therewith, to exploit them and to derive any benefit therefrom, to make all agreements and do all acts as regarding the use or exploitation or derivation of any benefit whatsoever, from patent rights, and to sell or otherwise transfer patent rights, and to grant licences and privileges in respect of the same.

     (hh) To deal in all scientific, technical and other research and experiments including such research and experiments for the purpose of the improvement or attempt at improvement of all inventions and patent rights which the Company shall be entitled to or shall acquire or desire to acquire.

     (ii) To insure the Company, its property and business in whole or in part, against all damage, loss, risk or liability.

     (jj) To provide for the welfare of employees or ex-employees of the Company and the wives and families or the dependents or connections of such persons by building or contributing to the building of houses or dwellings or by grant of money, pensions, allowances, bonus or other payments or by creating, subscribing or contributing to provident and other associations, institutions, funds or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and other assistance as the Company shall think fit.

     (kk) To establish and promote any Company for the purpose of acquiring all or any of the property, right and liabilities of the Company or for any other purpose which may in the opinion of the Company seem directly or indirectly calculated to further all or any of the main objects of the Company.

     (ll) To distribute any of the property or assets of the Company to its members in kind or specie but in doing so, no such diminution in value which may entail reduction of capital of the Company shall be allowed unless such reduction is authorized in accordance with the law.

                                     - 5 -

     (mm) To cause and procure the registration or recognition of the Company in, or under the laws of, any country or place in the world,to obtain and cause the enacting of any law, act, ordinance or administrative or judicial order or otherwise in Israel or any other country or place in order to enable the Company to perform its tasks and to take such steps as may be necessary to give the Company rights and privileges in any part of the world similar to those held by local companies and partnerships.

     (nn) To do in any country and place in the world all the things which the
          Company is entitled - by virtue of law and of this Memorandum of
          Association - to do in Israel.

     (oo) To do all or any of the above things as are incidental or as may be thought conducive to the attainment of the objects or any of them enumerated in the Memorandum in Israel or any other part of the world either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others.

     (pp) To do all or any of the acts set out in the Second Schedule to the
          Companies Ordinance; it is hereby declared that any object or power that may be added to the Second Schedule to the Companies Ordinance by virtue of any amendment to the Companies Ordinance or otherwise shall be considered as if expressly added to this Memorandum of Association, provided however that any object or power that may be eliminated from the Second Schedule to the Companies Ordinance by virtue of any amendment to the Companies Ordinance or otherwise shall not be deemed to be eliminated from this Memorandum of Association and shall continue to be included in this Memorandum of Association save in so far as such object or power is prohibited by the law of Israel for the time being. It is, however, hereby clearly agreed and understood that the powers conferred by paragraphs (f) and (g) of the Second Schedule shall not be conferred upon this Company save insofar as they or any of them are contained, expressly or impliedly in this Clause.

     (qq) And it is hereby agreed and declared that in this Memorandum of
          Association the following expressions - whether they appear in the
          Memorandum of Association itself or in the Second Schedule to the
          Companies Ordinance - shall have the following meanings.-

          "Person" - includes a company.

          "Company" - includes, unless it refers to the Company (in this
          Memorandum of Association referred to as "the Company" or "this
          Company"), any company, cooperative society, body politic, public or juristic, partnership or body of persons, whether incorporated or unincorporated.

          "Business of Banking Corporation" - including any business and act permitted and to be permitted to a Banking Corporation under any law.

          "Credit" - as is the meaning in Banking (Licensing) Law, 5741-1981.

          "Enterprise" - including any person, firm business, economic unit and commercial unit whatsoever.

                                     - 6 -

          "To act" -and "to deal in" - and "to do" - and "to carry on the business of" - and "to engage in" - include to deal in and to do by way of promoting, carrying on, holding, operating, assisting, managing, developing, improving, advancing, producing, renewing, attending to, leasing, quarrying, mining, exploring, owning, taking on lease, giving on lease, hiring, letting, purchasing, selling, exchanging, participation, partitioning, encumbering, accepting encumbrances, accepting rights or benefits, granting rights or benefits, trading, importing, exporting, acting as commission agents, and in any other way whatsoever.

     (rr) And it is hereby agreed and declared that, save where otherwise expressly provided, each of the objects and powers set out in each of the paragraphs (a) to (m) inclusive of this Clause, expressly or impliedly is an independent main object and shall in no way be limited or restricted by reference to or inference from the terms of any of the other paragraphs of this Clause or of any paragraph of the Second
          Schedule to the companies Ordinance or the name of this company.

     3. The liability of the member is limited.

     4. The present share capital of the Company is 169,100.- (One Hundred and
Sixty Nine Thousand and One Hundred) New Israeli Shekels divided into:-

                     16,000                 Ordinary "A" shares of 0.10 New Israeli Shekels each

                    135,399                 Ordinary "B" shares of 0.10 New Israeli Shekels each

                          1                 Ordinary "B1" share of 0.10 New Israeli Shekel

                  1,000,000                 8% Cumulative Participating Preferred Ordinary
                                            Shares of 0.001 New Israeli Shekels each.

                     57,500                 3 1/2% Redeemable Cumulative Preference Shares of
                                            0.10 New Israeli Shekels each.

                 17,000,000                 6% Participating Cumulative linked Preference
                                            Shares of 0.00018 New Israeli Shekels each.

                  1,000,000                 6% Participating Cumulative linked Preference
                                            Shares of 0.003 New Israeli Shekels each.

                  1,740,000                 6% Participating Cumulative linked Preference
                                            Shares of 0.003 New Israeli Shekels each.

                    164,000                 7 1/2% Redeemable Cumulative linked Preference
                                            Shares of 0.03 New Israeli Shekels each.

                     60,000                 7 1/2% Redeemable Cumulative linked Preference
                                            Shares of 2.10 New Israeli Shekels each.

                     50,100                 Unclassified Shares of 0.10 New Israeli Shekels each.

                                     - 7 -

WE, the names of which are hereinafter enumerated, would like to incorporate into a Company in accordance with this Memorandum of Association and agree to take up the numbers of shares in the capital of this Company, as set out opposite our names hereinafter appearing consecutively:-

                                                                     NUMBER OF SHARES
                                                                      TAKEN BY EACH
    NAMES OF SUBSCRIBERS.              THEIR ADDRESS & DESCRIPTION     SUBSCRIBER        TYPES OF SHARES
    ---------------------              ---------------------------     ----------        ---------------

1.  The State of Israel, by            The Treasury, Jerusalem.               1            Ordinary "A"
    Mr. Levy Eshkol                    Finance Minister

2.  Mr. Pinhas Sapir                   The Ministry of Commerce &             1            Ordinary "A"
                                       Industry, Jerusalem. Minister
                                       Commerce & Industry

3.  Bank Leumi LeIsrael B.M.           Bank. Yehuda HaLevy St.,               1            Ordinary "A"
                                       Tel-Aviv

4.  The Workers Bank Limited           Bank. Yehuda HaLevy St.                1            Ordinary "A"
                                       Tel-Aviv

5.  Israel Discount Bank Limited       Bank. Yehuda HaLevy St.                1            Ordinary "A"
                                       Tel- Aviv

6.  General Cooperative Association,   Company.                               1            Ordinary "A"
    Jewish Labor                       93 Arlosoroff St., Tel Aviv
    in Eretz Israel Limited

7.  Manufacturers' Association         13 Montefiore St., Tel Aviv            1            Ordinary "A"

DATE:  24.09.1957

                                                      WITNESS TO THE SIGNATURES

                                                                (  -  )

                                     - 8 -

                             THE COMPANIES ORDINANCE
                             ARTICLES OF ASSOCIATION
                                       OF
                  INDUSTRIAL DEVELOPMENT BANK OF ISRAEL LIMITED

PRELIMINARY

     1. The Articles contained in Table A of the Third Schedule to the Companies
Ordinance shall not apply to this Company except so far as same are repeated, contained or made applicable in these Articles.

     2. In these Articles the following expressions shall have the respective meaning set opposite them, unless the context otherwise requires:-

"THE COMPANY"                          -     Means the above named Company.

"THE COMPANIES ORDINANCE"              -     As amended and to be amended from time to time.*

"THE BOARD OF DIRECTORS"               -     The Board of Directors for the time being.

"THE OFFICE"                           -     The Registered Office for the time being of the Company.

"THE REGISTER"                         -     The Register of members to be kept  pursuant to Section 29 of the  Companies  Ordinance,  or if the  Company  keeps  Branch
                                             Register(s) - any such Branch Register as the case may be.

"IN WRITING" and "WRITTEN"             -     Written, printed, typewritten or in any other legible form.

"THE SECRETARY"                        -     Also   includes   the  person  duly   appointed   to  perform
                                             temporarily the duties of the secretary.

"SIGNATURE"                            -     The signature of the signatory or his facsimile.

"THE ARTICLES" or "THESE ARTICLES      -     The  Articles of  Association  of the  Company as  originally framed or as  amended  or will be  amended  from time to by a special resolution.

 "THE PAID UP CAPITAL"                 -     When  relating  to  shares  - the  nominal  capital  paid up, including the nominal capital credited as paid up.

* The phrases not defined in this Article will bear the same meaning as in the
Companies Ordinance, unless the context otherwise requires.

                                     - 1 -

"ORDINARY PROFITS"                     -     Profits of the Company  other than the profits  linking  fund and capital linking fund.

"PROFITS LINKING FUND"                 -     Profits linking fund mentioned in Article 147.

"CAPITAL LINKING FUND"                 -     Capital linking fund mentioned in Article 147.

"ORDINARY ASSETS"                      -     The assets of the Company  available for  distribution  among its  members on winding up,  other than the  capital  linking fund.

"SEAL" OR "THE SEAL OF THE COMPANY"    -     The seal of the Company or the facsimile thereof.

     3. In these Articles, unless the context otherwise requires, the expression defined in the Memorandum of Association of the Company shall have the meaning so defined and, subject thereto, the expressions defined in the Companies
Ordinance shall have the meaning so defined, and subject thereto, the expressions defined in the Interpretation Ordinance shall have the meaning so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include feminine. The captions in these Articles shall not be taken into account in the construction thereof.

     4. The present share capital of the Company is 169,100.- (One Hundred and
Sixty Nine Thousand and One Hundred) New Israeli Shekels divided into:-

                     16,000                 Ordinary "A" shares of 0.10 New Israeli Shekels each (hereinafter -
                                            Ordinary "A" Shares).

                    135,399                 Ordinary "B" shares of 0.10 New Israeli Shekels each (hereinafter -
                                            Ordinary "B" Shares).

                          1                 Ordinary "B1" share of 0.10 New Israeli Shekel (hereinafter -
                                            Ordinary "Bl" Share).

                  1,000,000                 8% Cumulative Participating Preferred Ordinary Shares of 0.001 New
                                            Israeli Shekels each. (hereinafter - Preferred Ordinary Shares).

                     57,500                 3 1/2% Redeemable Cumulative Preference Shares of 0.10 New Israeli
                                            Shekels each. (hereinafter - Preference "A" Shares).

                 17,000,000                 6% Participating Cumulative linked Preference Shares of 0.00018 New
                                            Israeli Shekels each. (hereinafter - Preference "C" Shares).

                                     - 2 -

                  1,000,000                 6% Participating Cumulative linked Preference Shares of 0.003 New
                                            Israeli Shekels each. (hereinafter - Preference "CC" Shares).

                  1,740,000                 6% Participating Cumulative linked Preference Shares of 0.003 New
                                            Israeli Shekels each. (hereinafter - Preference "CC1" Shares).

                    164,000                 7 1/2% Redeemable Cumulative linked Preference Shares of 0.03 New
                                            Israeli Shekels each. (hereinafter - Preference "D" Shares).

                     60,000                 7 1/2% Redeemable Cumulative linked Preference Shares of 2.10 New
                                            Israeli Shekels each. (hereinafter - Preference "DD" Shares).

                     50,100                 Unclassified Shares of 0.10 New Israeli Shekels each. (hereinafter -
                                            Unclassified Shares).

     5. Ordinary "A" shares and Preferred Ordinary Shares - and only such shares
-shall confer on the holders thereof the right to receive notices of general meetings and to participate, attend and vote at the general meetings, but
Ordinary "B" shares, Ordinary "Bl" Share, Preference "A" shares, Preference "C"
shares, Preference "CC" shares, Preference "CC1" shares, Preference "D" shares and Preference "DD" shares shall not confer on the holders thereof, any of the rights mentioned above.

     6. The profits of the Company which it shall be decided in accordance with these Articles to distribute from time to time and in respect of any period of time between the members of the Company shall, subject to the provisions of
Article 130, be applied in the order and degree of priority following:-

     (1) FIRST:- In paying a fixed cumulative preferential dividend at the rate of 3 1/2% per annum on the capital paid up on Preference "A" shares, and at the rate of 6% per annum (together with the increment emanating from the linking terms) on the capital paid up on Preference "C" shares and at the rate of 6% per annum (together with the increment emanating from the linking terms) on the capital paid up on Preference "CC" shares and at the rate of 6% per annum
(together with the increment emanating from the linking terms)on the capital paid up on Preference "CC1" shares and at the rate of 7 1/2% per annum (together with the increment emanating from the linking terms) on the capital paid up on
Preference "D" shares and at the rate of 7-1/2% per annum (together with the increment emanating from the linking terms) on the capital paid up on Preference
"DD" shares - all pari passu and proportionately to the capital paid up on the said shares.

The said dividends without the increments emanating from the linking terms, shall in the first place be paid out of the ordinary profits, and to the extent that these will not be sufficient, from the profits linking fund. The increments emanating from the linking terms shall be paid, unless provided otherwise in the terms of issue of any share, in the first place out of the profits linking fund, and to the extent that this will not be sufficient, from the ordinary profits.

                                     - 3 -

     (2) SECOND:- In paying a fixed cumulative preferential dividend at the rate of 8% per annum on the capital paid up on Preferred Ordinary Shares.

The said dividend shall be paid in the first place out of the ordinary profits and to the extent that this will not be sufficient, from the profits linking fund;

     (3) THIRD:- In setting aside, out of the ordinary profits, sums to the capital redemption reserve fund or funds for the redemption of redeemable preference shares in accordance with the provisions of Article 47 of these
Articles;

     (4) FOURTH:- In setting aside, out of the ordinary profits, sums to the reserve fund in accordance with the provisions of Article 128 of these Articles:

     (5) FIFTH:- In paying a non-cumulative dividend at the rate of 6% per annum on the capital paid up on Ordinary "A" Shares;

     (6) SIXTH:- In paying a non-cumulative dividend at the rate of 3% per annum on the capital paid up on Ordinary "B" shares and on the ordinary "Bl" Share.

The dividends mentioned in items (5) and (6) shall be paid out of the ordinary profits, and to the extent that this will not be sufficient, the Board of
Directors shall be entitled to recommend the payment of the said dividends out of the profits linking fund.

     (7) SEVENTH:- In setting aside additional sums out of the ordinary profits to the reserve fund in accordance with the provisions of Article 128 of these
Articles, if it shall be so decided;

     (8) EIGHTH:- The surplus of the ordinary profits, to the extent that it shall be decided to be distributed, shall be distributed in the following order and priority:-

     (a) As additional dividend, - in amounts as the Board of Directors will from time to time in its discretion recommend, - on the paid up capital of preferred Ordinary shares and on the paid up capital of Preference "C" shares and on the paid up capital of Preference "CC" shares and on the paid up capital of Preference "CC1" shares in the proportion of 10 for each agora paid up on each Preferred Ordinary share, 10 for each agora paid up on each Preference "C"
share, 6 for each agora paid up on each Preference "CC" share and 6 for each agora paid up on each Preference "CC1" share - all pari passu and proportionately to the paid up capital on said shares; and thereafter -

                                     - 4 -

     (b) To the extent that it shall be decided to distribute additional dividend out of the surplus of the ordinary profits after the distribution of dividend as set out in sub-par. (a) of this Sub Article (8) above, it will be distributed as additional dividend - in amounts as the Board of Directors will from time to time in its discretion recommend, - on the paid up capital of
Ordinary "A" shares and on the paid up capital of Preferred ordinary shares and on the paid up capital of Preference "C" shares and on the paid up capital of
Preference "CC" shares and on the paid up capital of Preference "CC1" shares, in the proportion of ten for each agora paid up on each Ordinary "A" share, ten for each agora paid up on each Preferred ordinary share, ten for each agora paid up on each Preference "C" share, six for each agora paid up on each Preference "CC"
share and six for each agora paid up on each Preference "CC1" share - all pari passu and proportionately to the paid up capital on said shares.

     (9) NINTH:- The surplus of the profits linking fund, and to the extent that it will be decided to distribute the same, shall be distributed in accordance with the provisions of Article 149 of the Articles.

The expression "linking terms" in this Article and in the following Article 7, means - the linking terms laid down in the terms of issue of Preference "C"
shares, preference "CC" shares, Preference "CC1" shares and Preference "DD"
shares, or as amended, if they will be amended.

The expression "linking terms" in this Article and in the following Article 7, means - with regard to Preference "D" shares, the linking terms laid down in the terms of issue of the said shares and in respect of which the monies payable pursuant to such linking terms were paid out of the profits or the funds of the
Company or out of monies which were received by the Company by way of insurance or indemnity and not out of monies which were paid directly to the holder of the said shares by a third party.

                                     - 5 -

     7. On a winding up of the company all its assets available for distribution among its members shall be applied in the order and degree of priority following:-

          (1) FIRST:- In paying arrears of fixed cumulative preferential dividends cumulated up to the date of commencement of the winding up
     (whether such dividend has been declared or not) on the capital paid up on
     Preference "A" shares, and in paying arrears of fixed cumulative preferential dividend (together with the increment emanating from the linking terms) cumulated up to the date of the commencement of the winding up (whether such dividend has been declared or not) on the capital paid up on Preference "C" shares, and in paying arrears of fixed cumulative preferential dividend (together with the the increment emanating from the linking terms) cumulated up to the date of the commencement of the winding up (whether such dividend has been declared or not) on the capital paid up on Preference "CC" shares, and in paying arrears and fixed cumulative preferential dividend (together with the increment emanating from the linking terms) cumulated up to the date of the commencement of the winding up, (whether such dividend has been declared or not) on the capital paid up on Preference "CC1" shares and in paying arrears of fixed cumulative preferential dividend (together with the increment emanating from the linking terms) cumulated up to the date of the commencement of the winding up (whether such dividend has been declared or not) on the capital paid up on Preference "D" shares, and in paying arrears of fixed cumulative preferential dividend (together with the the increment emanating from the linking terms) cumulated up to the date of the commencement of the winding up (whether such dividend has been declared or not) on the capital paid up on Preference "DD" shares - all pari passu and proportionately to the capital paid up on such shares.

     The arrears of the said dividends without the increments emanating from the linking terms, shall in the first place be paid out of the ordinary assets, and to the extent that this will not be sufficient, out of the capital linking fund. The increments emanating from the linking terms shall be paid, unless otherwise provided in the terms of issue of any share, in the first place out of the capital linking fund and to the extent that this will not be sufficient - out of the ordinary Assets.

                                     - 6 -

          (2) SECOND:- In paying arrears of fixed cumulative preferential dividend cumulated up to the day of commencement of the winding up (whether such dividend has been declared or not) on the capital paid up on Preferred ordinary Shares. The arrears of the said dividends shall in the first place be paid out of the ordinary assets, and to the extent that these will not be sufficient, -out of the Capital linking fund.

          (3) THIRD:- In repaying the capital paid up on Preference "A" shares, and in repaying the capital paid up (together with the increment emanating from the linking terms) on Preference "C" shares, and in repaying the capital paid up (together with the increment emanating from the linking terms) on Preference "CC" shares, and in repaying the capital paid up
     (together with the increment emanating from the linking terms) on
     Preference "CC1" shares and in repaying the capital paid up (together with the increment emanating from the linking terms) on Preference "D" shares, and in repaying the capital paid up (together with the increment emanating from the linking terms) on Preference "DD" shares - all pari passu and proportionately to the capital paid up from the said shares.

     The capital without the increment emanating from the linking terms shall be repaid in the first place out of the ordinary assets, and to the extent that this will not be sufficient, out of the capital linking fund. The increments emanating from the linking terms shall be repaid, unless otherwise provided in the terms of issue of any share, in the first place out of the capital linking fund and to the extent that this will not be sufficient - out of the Ordinary Assets.

          (4) FOURTH:- In repaying the capital paid up on Preferred Ordinary shares. The said capital shall be repaid in the first place out of the
     Ordinary Assets, and to the extent that these will not be sufficient - out of the capital linking fund.

          (5) FIFTH:- In repaying the capital paid up on Ordinary "A" Shares, and in repaying the capital paid up on Ordinary "B" shares and in repaying the capital paid up on Ordinary "Bl" share - all pari passu and proportionately to the capital paid up on the said shares. The said capital shall be repaid in the first place out of the ordinary assets, and to the extent that these will not be sufficient - out of the capital linking fund.

          (6) SIXTH:- The surplus remaining from the differences which the state will pay to the Company in the event of its winding-up (if paid) resulting from the increase of the proportion of the increase of the Consumer Price
     Index as against the rate of the increase of the representative rate of the dollar regarding the dollar deposits which the Company has deposited with the State, according to and as detailed in the exchange of letters between the Company and the Accountant - General of the Ministry of Finance dated
     May 6, 1996, be paid to the holders on holders of the Ordinary "Bl" share.

                                     - 7 -

          (7) SEVENTH:- The surplus of the Ordinary Assets shall be divided between the holders of Ordinary "A" shares, and the holders of Preferred
     Ordinary Shares and the holders of Preference "C" shares and the holders of
     Preference "CC" shares and the holders of preference "CC1" shares, in accordance with the capital paid up thereon and in the proportion of - ten for every Agora paid up on each Ordinary "A" share, ten for every Agora paid up on each Preferred Ordinary Share, ten for every Agora paid up on each Preference "C" share, six for every Agora paid up on each Preference
     "CC" Share and six for every Agora paid up on each Preference "CC1" share -
     all pari passu and proportionately to the capital paid up on such shares.

          (8) EIGHTH:- The surplus of the capital linking fund shall be distributed between the holders of Ordinary "A" shares, and the holders of
     Preferred Ordinary Shares and the holders of Ordinary "B" shares, and the holders of Ordinary "Bl" share, and the holders of Preferred Ordinary
     Shares, and the holders of Preference "A" Shares - all pari passu and in proportion to the capital paid up on these shares.

     The increments emanating from the linking terms in connection with the repayment of capital shall be deemed to be a premium to which the holders of Preference "C" shares, the holders of Preference "CC" shares, the holders of Preference "CC1" shares, and the holders of Preference "D"
     shares, and the holders of Preference "DD" Shares, are entitled by virtue of their being holders of linked shares.

     8. If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be modified, abrogated or otherwise dealt with by the Company, with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a Special
Resolution passed at a special general meeting of the holders of the shares of the class. The provisions of these Articles relating to general meetings and to the convening thereof and to notices in respect thereof and to resolutions to be passed thereat shall mutates mutandis apply to every such special general meeting.

     9. Repealed.

     10. The amount payable to the Company on application on each share of the
Company shall not be less than 10% (ten percent), unless the Board of Directors otherwise decide.

     11. Subject to the provisions of these Articles, the shares shall be under the control of the Board of Directors, who may allot them or otherwise dispose of them to such persons, on such terms and conditions and either at a premium or at par, or subject to the provisions of the Companies Ordinance, at a discount and at such times as the Board of Directors may deem fit, and with full power to give to any person preference to acquire any shares, either at par or at a premium or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may deem fit.

     12. The Company may make arrangements, on the allotment of shares, for the differences between the holders of such shares in the amount of calls to be paid at the time of payments of such calls.

                                     - 8 -

     13. If by the terms of allotment of any share, the whole or part of the amount or issue price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the shares or his legal personal representative.

     14. The joint holders of a share shall be severally and jointly liable for the payment of all installments and calls to or in respect of such share.

     15. The Company may at any time pay a commission to any person for subscribing or agreeing to subscribe, whether absolutely or conditionally for any share, debenture or debenture stock of the Company, or procuring or agreeing to procure subscriptions whether absolute or conditional, for any share, debenture, debenture stock of the Company but so that if the commission payable in respect of shares shall be paid out of the Capital, the statutory conditions and requirements and the conditions and requirements of the Memorandum and
Articles of Association of the Company shall be observed and complied with. The amount or rate of the commission shall not exceed 10% (ten percent) of the shares, debentures or debenture stock in each case subscribed, or to be subscribed and the commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company, as the case may be.

     16. Save as in these Articles otherwise provided the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and shall not, except as otherwise ordered by a Court of competent jurisdiction or as by law required, be bound to recognize any equitable or other claim to, or interest in, any such share on the part of any other person.

CERTIFICATES

     17. The Certificate of Title shall be sealed with the Seal of the Company or the facsimile thereof and shall bear the signature of two Directors or of one
Director and the Secretary or any other person appointed for that purpose by the
Board of Directors.

     18. If any certificate be worn out or defaced, then upon production thereof to the Board of Directors they may order the same to be canceled and may issue a new certificate in lieu thereof, and if any certificate be lost or destroyed then upon proof thereof to the satisfaction of the Board of Directors and on such indemnity as the Board of Directors may deem fit being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or torn certificate. The sum of One New Shekel shall be paid to the Company for every certificate given under this Article.

     19. The certificate of shares registered in the names of two or more persons shall be delivered to the person first named on the register of members.

CALLS

     20. The Board of Directors may, from time to time, make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by each of the members and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Directors.

                                     - 9 -

     21. A month's notice of any call shall be given specifying the time and place of payment, and to whom such call shall be paid, provided that before the time for payment of such call the Board of Directors may, by notice in writing to the members, revoke the same or extend the time for payment thereof.

     22. If by the terms of issue of any share or otherwise, any amount is made payable at any fixed time or by installments at fixed times, every such amount or installment shall be payable as if it were a call made by the Board of
Directors and of which due notice had been given and furthermore all the provisions herein contained in respect of such calls shall relate to such amount or installment accordingly.

     23. If the sum in respect of any call or installment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made or the installment shall be due, shall pay interest for the same at the rate of 11% (eleven percent) per annum from the day appointed for the payment thereof to the time of the actual payment. but the Board of Directors may dispense with payment of the interest in whole or in part.

     24. The Board of Directors may, if they think fit, receive from any member willing to advance the same, the sums outstanding upon all or any of the shares held by him beyond the sums actually called for; and upon the amounts so paid in advance, or any part thereof the Board of Directors may pay interest to such member (up to the date the amount would become payable, if it were not paid in advance) at such rate as the Board of Directors and the members paying in advance may agree upon (provided that the rate shall not, without the consent of the Company in general meeting, exceed eight percent).

FORFEITURE AND LIEN

     25. If any member fails to pay any call or installment on or before the day appointed for the payment of the same, the Board of Directors may at any time thereafter, during such time as the call or installment remains unpaid, serve a notice on such member requiring him to pay the same together with any interest that may have accrued, and all expenses that may have been incurred or undertaken by the Company by reason of such non-payment. In the event of the member failing to pay the amount due by the date fixed in such notice (which shall be at least one month), the shares in respect of which such notice shall have been given shall be forfeited by a resolution of the Board of Directors.
The provisions of this clause shall apply subject to the conditions made (if made expressly and in writing) at the time of the allotment of any share.

     26. A certificate in writing signed by two Directors stating that the call in respect of a share was made, and that the forfeiture of the share was made by a Resolution of the Board of Directors, shall be conclusive evidence of the fact stated therein as against all persons entitled to such share.

     27. Any share so forfeited shall be the property of the Company and the
Board of Directors may sell, deliver, re-allot or generally dispose of the same to any person whoever, including the original holder thereof and upon such terms and conditions and in such a manner as they may deem fit.

                                     - 10 -

     28. The Company may receive the consideration, given for the share on any sale, delivery, re-allotment or other disposition thereof and the person to whom such share is sold, re-allotted or disposed of, may be registered as the holder of the share and shall not be bound to see to the application of the consideration, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

     29. The Board of Directors may at any time before any share so forfeited shall have been sold, delivered, re-allotted or generally disposed of, annul the forfeiture thereof upon such terms and conditions as they think fit.

     30. Any member whose shares shall have been forfeited, shall notwithstanding be liable to pay, and shall forthwith pay to the Company all calls, installments, interest and expenses owing upon or in respect of such shares at the time of forfeiture until the payment together with the interest thereon, at the rate of eleven percent per annum and furthermore the Board of
Directors may enforce the payment by the members of such moneys or any part thereof if they think fit, but shall not be under any obligation so to do.

     31. The Company shall have a first and paramount lien upon all the shares registered in the name of each member and upon the proceeds of sale thereof, for his debts, liabilities and engagements solely or jointly with any person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the footing and conditions that Article 16 hereof is to have full effect; such lien shall extend to all dividends from time to time declared in respect of such shares unless otherwise agreed by the Board of Directors. The registration by the Company of a transfer of share shall not operate as a waiver by the Company of its lien on such share and the dividends in respect thereof. The Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

     32, The Board of Directors may for the purpose of enforcing such lien, sell the shares subject thereto in such manner as they may deem fit, but no sale shall be made until notice in writing of the intention to sell shall have been served on such member or his executors or administrators, and default shall have been made by him or them of the payment, discharge or fulfillment of such debts, liabilities or engagements for 7 days after such notice.

     33. The net proceeds of the sale of any such share after payment of the costs of such sale shall be applied in or towards the satisfaction of the debts, liabilities or engagements of such member and the residue (if any) paid to him, his executors, administrators or assigns.

TRANSFER OF SHARES

34.  (a)  The Company shall keep a register of members and a register to be called "Register of Transfers" in which shall be recorded in detail and with clarity the particulars of transfer of each share.

                                     - 11 -

     (b)  Subject to the provisions of the Companies Ordinance, the Company shall be entitled to keep a branch register or branch registers in any country in the world for its members who are not residents of Israel.

     35. No transfer of shares shall be registered unless an instrument of transfer in the usual common form has been delivered to the Company. Shares of different classes shall not be comprised in the same instrument of transfer. The instrument of transfer of any share shall be signed by or on behalf of both the transferor and the transferee. However, the Board of Directors may decide at their discretion that in the case of the transfer of fully paid up shares the instrument of transfer shall be signed by or on behalf of the transferor alone.

The Board of Directors may also decide at their discretion that the signatures on an instrument of transfer need not be witnessed. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof. With regards to shares registered in a Branch Register, the instrument of transfer may be in such form and may be signed in such manner as may be allowed or accepted by law or custom prevailing in the country where the Branch Register is kept, and inter alia, the instrument of transfer may be by way of endorsement signed by the transferor only on the
Certificate of Title regarding the transferred shares or including them.

     36. Every instrument of transfer shall be delivered for registration at the registered office of the Company, or at the office where a Branch Register of the Company is kept (or as the case may be), or at any other place as the Board of Directors shall from time to time determine, accompanied by a Certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor or the right of the transferee to accept the transfer of the shares as aforesaid.

     37. No Ordinary "A" Shares shall be transferred to any person, whether or not he is a member of the Company, unless the Board of Directors have previously resolved to consent to the transfer - and, furthermore, the Board of Directors shall not be bound to give any reason for their refusal or failure so to resolve. Furthermore, the Board of Directors may decline to register or acknowledge the transfer of any other share upon which the Company has a lien or whilst any member executing the transfer is either alone or jointly with others indebted to the Company on any account whatsoever or whilst any of the shares desired to be transferred or any of them were not fully paid-up or unless the transferee is approved by the Board of Directors and such refusal shall not be affected by the fact that the proposed transferee is already a member in the
Company.

     38. The executors or administrators or heirs of a deceased member (not being one of the several joint holders of the share)shall be the only persons recognized by the Company as having any right whatsoever in respect of the shares registered in the name of such deceased member and in the case of the death of any one or more of the joint holders of any registered share, the survivor shall be the only person recognized by the Company as having any title to, or right in such share.

                                     - 12 -

     39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member upon such evidence being produced, as may from time to time be required by the Board of Directors, of grant of probate or Letters of
Administration or Declaration of Succession or Order or certificate in accordance with the laws of Bankruptcy or other evidence that sustains the character in respect of which he proposes to act under this Article or which signifies his title, shall be entitled with the consent of the Board of
Directors (which they shall be under no obligation to give) to be registered as a member in respect of such share, or may, subject to the Articles as to transfer herein contained, make such transfer of the share as the deceased when alive or bankrupt prior to his bankruptcy could have made.

     40. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would become entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right, conferred by membership in relation to meetings of the Company.

SHARE WARRANTEES TO BEARER

     41. The following Articles marked 42 to 46 both inclusive, shall apply only if the Company be authorised as long as such authorization be required by Law, by the competent authority to issue bearer shares.

     42. The Company may issue share warrants to bearer and, accordingly, the
Board of Directors may in its discretion issue share warrants, to bearer, sealed by the Common Seal of the Company and duly stamped. The Board of Directors may do so with respect to any share which is fully paid up, on application in writing signed by the person registered as holder of the share and authenticated by such evidence, if any, as the Board of Directors may from time to time require, as to the identity of the person signing the request and on receiving the certificate, if any, of the share, and pay the amount of stamp duty on the warrant, and such fee as the Board of Directors may from time to time require.
It shall be stated in the share warrant to bearer that the bearer of the warrant is entitled to the shares therein specified. Provision may be made by coupons or otherwise for the payment of dividends or other monies in respect of the shares included in the warrant.

     43. A share warrant to bearer shall entitle the holder thereof to the shares included therein. Such shares shall be transferable by way of the delivery of the share warrant to bearer and the provisions of the articles of the Company with respect to transfer and transmission of shares shall not apply in respect of the shares included in the share warrant. The holder of a share warrant to bearer shall, on surrender of the warrant to the Company for cancellation, and on payment of such sum as the Board of Directors may from time to time prescribe, be entitled to have his name entered as a member in the register of members in respect of the shares included in the warrant which was surrendered as aforesaid.

                                     - 13 -

     44. The holder of a share warrant to bearer may whenever he wishes to deposit the warrant at the office, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company and of attending and voting and exercising the other privileges of a member at any meeting held after the expiration of two clear days from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited warrant, provided that the shares be of a class conferring the above rights on the registered holder thereof. One person only shall be recognized as depositor of a certain share warrant to bearer. The Company shall, on two days' written and prior notice, return the deposited share warrant to bearer to the depositor.

     45. Subject as herein otherwise expressly provided, no person shall, as holder of a share warrant to bearer, sign a requisition for calling a meeting of the Company, or attend, or vote or exercise any other right of a member at
General meetings of the Company, or be entitled to receive any notices from the
Company, but the holder of a share warrant to bearer shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the warrant and shall be a member of the Company.

     46. The Board of Directors may from time to time make rules as to the terms on which, if they shall think fit, a new share warrant to bearer or coupon may be issued in case of defacement, loss or destruction of the original share warrant to bearer or coupons.

REDEEMABLE PREFERENCE SHARES

47.  (a)  Subject to the provisions of Sec. 38 of the Companies ordinance, the
          Company shall be entitled to issue preference shares which are redeemable, or at the option of the Company are liable to be redeemed on such terms and in such manner as shall be determined by the
          Company. The Company shall likewise be entitled to link the said shares or any of them to any particular rate of exchange or to any other index or value.

     (b)  The Company shall be entitled to resolve upon the establishment of a redemption capital fund or funds for the redemption of redeemable preference shares or any of them, and subject to the provisions of
          Articles 6 and 149 of the Articles, to determine from time to time the sums to be set aside to such fund or funds and the source out of which such sums are to be set aside.

                                     - 14 -

INCREASE, REDUCTION AND ALTERATION OF CAPITAL

     48. The Company may from time to time by Special Resolution, whether all the authorized shares for the time being have been issued or not, and whether calls have been made in respect of the full payment of all the shares issued for the time being or not, increase the capital thereof by the creation of new shares and such inclusive increase shall be by such amount and divided into shares of such denominations as the General Meeting resolving the creation thereof shall in there resolution direct; subject to all the rights attached for the time being to shares of any special class and without prejudicing such rights, there may be attached to shares of such increased capital, such rights or special privileges as the General Meeting resolving the creation thereof shall direct or, failing such direction, as the Board of Directors shall by resolution determine, and in particular, there may be issued shares with preferential rights, deferred rights or limited rights in respect of dividend, repayment of capital or participation in surplus assets or otherwise, and with special rights or without any voting right, and any preference shares may be issued by resolution of the Board of Directors which are, or at the option of the Company are liable to be redeemed provided that the Company may not issue additional preference shares (whether cumulative or not, whether linked or not, whether participating or not, whether redeemable or not) which in order of priority in respect of payment of dividend, linking terms, repayment of capital and premium shall stand before Preference "A" Shares, Preference "C" Shares,
Preference "CC" Shares, Preference "CC1" Shares, Preference "D" Shares and
Preference "DD" Shares, and further provided that the Company shall be entitled to issue additional Preference Shares as aforesaid, which shall be pari passu with Preference "A" Shares, Preference "C" Shares, Preference "CC" Shares,
Preference "CC1" Shares, Preference "D" Shares and Preference "DD" Shares, in
every respect or in respect of payment of dividend, linking terms and repayment of capital or premiums.

     49. Except so far as otherwise provided by the Special Resolution creating the increase of share capital, the new shares shall be subject to the same provisions applying to the shares of the original capital with reference to payment, calls, forfeiture and lien, transfer and transmission and otherwise.

     50. The Company may, by Special Resolution:-

          (a)  Consolidate and divide its share capital or any part thereof, into shares of larger amount than the consolidated shares;

          (b)  By sub-division of its existing shares, or any of them, divide the whole, or part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless, to the provisions of Paragraph (d) of subsection 1 of Section 43 of the Companies Ordinance;

                                     - 15 -

          (c)  Cancel any shares, which, at the date of the passing of the resolution, have not been taken, or agreed to be taken by any person;

          (d)  Reduce the share capital of the Company in strict compliance with the provisions existing at the time by virtue of the law in respect of the manner of reduction and the terms connected therewith.

BORROWING POWERS

     51. The Board of Directors may from time to time at its discretion borrow monies in any amount and secure the payment of monies in any amount for the purposes of the Company and its objects as the Board of Directors may deem fit.

     52. The Board of Directors may raise or secure the repayment of such sum or sums in such manner and upon such conditions as they think fit, and in particular by the issue of bonds, debentures or debenture stock, or any mortgage, charge, or other security on the property of the Company in whole or in part (both present and future) including its uncalled capital for the time being.

     53. All bonds, debentures, debenture stock, obligations or other securities shall be issued upon such conditions and in such manner and form as the Board of
Directors will deem fit.

     53A. Repealed

54.  (a)  Debentures, debenture stock, bonds, obligations or other securities may be issued to be assignable free from any equities between the
          Company and the person to whom the same were issued.

     (b)  Debentures, debenture stock, bonds, obligations and other securities may be created to be assignable free from any equities between the
          Company and the person to whom the same were issued.

     55. If the uncalled capital of the Company in whole or in part is charged or is included in a charge by way of any mortgage, bond, debenture, debenture stock, obligation or other security, the Board of Directors may authorize the person in whose favor such mortgage, bond, debenture, debenture stock, obligation or other security as aforesaid is executed or any person in trust for him to make calls on the member in respect of such uncalled capital and the provisions herein before contained with regard to calls shall mutatis mutandis apply to calls made under such authority and such authority may be made exerciseable either conditionally or unconditionally and either presently or contingently and either to the exclusion of the power of the Board of Directors or otherwise. Simultaneously, with the grant or authority under this Article it may be provided that the authority is assignable to another if it be so expressly stated.

                                     - 16 -

     56. If any of the Directors or officers of the Company or any other person shall become personally liable for the payment of any sum for which the Company is primarily liable, the Board of Directors may execute or cause to be executed any mortgage, charge or other security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure such Director or officer of the Company or such other person aforesaid from any loss which may be caused to him in respect of his personal liability as aforesaid.

     57. The Company shall keep a proper register in accordance with the provisions of the Companies Ordinance of all mortgages, debentures and charges affecting the property of the Company.

STATUTORY MEETING AND GENERAL MEETINGS

     58. The Statutory Meeting of the Company shall be held at such place and time (not less than one month nor more than three months from the date at which the Company becomes entitled to commence business) as the Board of Directors may determine and in connection therewith the Board of Directors shall comply with the provisions of Section 62 of the Companies Ordinance.

     59. General Meeting of the Company shall be held once at least in every solar year at such times not being more than fifteen months after the holding of the last preceding General Meeting and at such places as may be determined by the Board of Directors. Such General Meetings shall be called Ordinary General meetings and any other general meeting of the Company, other than the Statutory
Meeting, shall be called Extraordinary General Meeting.

     60. The Board of Directors may call an Extraordinary General Meeting whenever they think fit.

61.  (1)  The Board of Directors shall forthwith proceed to convene an
          Extraordinary General Meeting on the requisition in writing delivered to the Office by members, if the requisition was signed by a member or members being holders on the date of the deposit of the requisition of not less than one-tenth of such paid capital of the Company conferring on the date of the deposit of the requisition voting right at General
          Meetings of the Company.

     (2)  The requisition must state the object of the Extraordinary General
          Meeting and may consist of several documents in like form, each signed by one or more requisitionists.

     (3)  If 21 days have elapsed since the deposit of the requisition (and if the requisition was deposited in several documents, then, since the
          Deposit of the document which completed the required minimum) and the
          Board of Directors do not proceed to call an Extraordinary General
          Meeting, then the requisitionists or some of them representing the majority of the voting rights of all requisitionists may themselves call an Extraordinary General Meeting provided that an Extraordinary
          General Meeting which was thus called should not be held after the expiration of three months from the deposit of the requisition or the minimum requisition at the office as aforesaid.

                                     - 17 -

     (4)  Any Extraordinary General Meeting called under this Article by the requisitionists shall be called in the same manner as nearly as possible as that in which Meetings are to be called by the Board of
          Directors.

     (5)  Any reasonable expense incurred by the requisitionists by reason of the failure of the Board of Directors duly to convene an Extraordinary
          General Meeting, shall be repaid to the requisitionists by the Company and any sum so repaid should be deducted by the Company from any sums due to or become due from the Company by way of fees or other remunerations for their services to such of the Directors who failed to call the Extraordinary General Meeting.

     62. Seven days' prior notice at least of every General Meeting , Ordinary,
Extraordinary (other than a meeting for the passing of a Special Resolution) and by whomsoever called, specifying the date, hour and place of the meeting and, subject to the provisions of Article 170 hereof, a statement of the business to be transacted at the meeting and in case it is proposed to pass an Extraordinary
Resolution, the intention to propose a resolution as an Extraordinary
Resolution, shall be given to the persons entitled under, and in the manner provided by, the Companies Ordinance and these presents.

     63. Prior notice of twenty one days at least shall be given to all members entitled thereto in accordance with the Companies Ordinance and these Articles in respect of any Ordinary or Extraordinary General Meeting whenever it is proposed to pass thereat a Special Resolution and whoever calls the Meeting and in the notice it shall be specified the designated date, hour and place of the
Meeting, and subject to the provisions of Article 170 hereof the matters to be discussed at the Meeting and the intention to pass the resolution as a Special
Resolution shall also be stated in the notice.

     64. The accidental omission to give notice to or the non-receipt thereof by any Member shall not invalidate any resolution passed at any such General
Meeting.

PROCEEDINGS AT GENERAL MEETINGS

     65. Two members present at a General Meeting, in person or represented by
Attorney or by Proxy, and holding between themselves a number of Ordinary "A"
shares entitling them to one third of the total number of votes of the Company, shall be a quorum, and no business shall be transacted at any Meeting unless a quorum be present at the commencement of the business.

     66. No business shall be discussed at any General meeting whilst the Chair is vacant, except the election of a Chairman.

                                     - 18 -

     67. The Chairman of the Board of Directors shall take the Chair at every
General Meeting. If there be no Chairman of the Board of Directors or if at any
General Meeting he shall not be present within 15 minutes after the time appointed for holding such Meeting or is unable to participate due to illness or any other cause, or is unwilling to act as Chairman of the Meeting, the
Directors present at the Meeting may choose one of their number to act as
Chairman of the Meeting and if no more than one Director shall be present at the
Meeting or if they fail to do so, the members present, or represented by attorney or by proxy shall choose the only Director present or one of the
Directors present to be the Chairman of the Meeting, and if no Director is
present or willing to take the Chair, the members present in person or represented by attorney or by proxy, shall choose one of those present, whether as a member or as a proxy, to be the Chairman of the Meeting.

     68. If within half an hour after the time appointed for the holding of a
General Meeting, a quorum be not present, the Meeting if convened on the requisition of members shall be dissolved and in every other case shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Board of Directors may fix by notice to the shareholders entitled to notice of General Meetings, and if at such adjourned meeting a quorum be not present, members present at the Meeting, in person or by proxy and entitled to be present thereat, shall be a quorum and may transact the business for which the Meeting was called.

     69. The Chairman with the consent of the Meeting may adjourn any Meeting from time to time and from place to place.

     70. Except as provided by the Companies ordinance in the case of the
Statutory Meeting, no business shall be transacted at any adjourned Meeting other than business which might have been transacted at the Original Meeting.

     71. In any General Meeting a resolution put to the vote of the meeting, shall be decided upon by a poll only. A declaration by the Chairman that a resolution has been carried unanimously or by a particular majority, or lost, and an entry to that effect in the book of minutes of General Meetings of the
Company, shall be conclusive evidence of this fact without further proof of the number of proportion of the votes recorded in favor of or against that resolution.

     72. Any vote shall be taken in such a manner, time and place as the
Chairman of the meeting will direct but it is permissible to carry out the voting immediately or after an interval or adjournment.

     73. In the case of an equality of votes, the Chairman of the meeting at which the voting takes place, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a member in the Company or as an attorney or as a proxy of a member.

     74. Any voting demanded for the election of the Chairman of the meeting or any question of adjournment shall be immediately taken at the meeting without adjournment.

                                     - 19 -

     75. The demand of a poll shall not prevent the continuance of a Meeting for the transaction of any business in the agenda other than the question on which a poll was demanded.

     76. Any resolution of the Company in General Meeting shall be deemed duly passed if it be passed by a simple majority of vote, unless a different majority is required by law or these Articles.

VOTES OF MEMBERS

     77. Upon a voting, every member entitled to vote and present in person or represented by attorney or by proxy, shall have 1,000 (one thousand) votes for every Ordinary "A" Share held by him, and 1 (one) vote for every Preferred ordinary Share held by him.

     78. Members entitled to vote may do so either personally or by proxy, or, if the member is a company (as defined in the Memorandum of Association of this
Company) by a duly authorized representative (hereinafter referred to as an
"attorney"). The instrument appointing a proxy shall be made in writing under the hands of the appointor or of a person duly authorized by him in writing for that purpose. If the member is a company (defined as aforesaid) the instrument appointing its attorney shall be made in writing and be executed in accordance with the Memorandum and Articles of the appointing Company.

     79. Any person (as defined in the Memorandum of Association of this
Company) whether he be a member of the Company or not, shall be able to act as an attorney or proxy.

     80. The instrument appointing a proxy shall be in writing and in the usual common form or in any other form approved or accepted by the Board of Directors.

81.  (a)  No person shall act as a proxy unless the instrument authorizing him be deposited in the Office, and if appointed by an agent, the Power of
          Attorney or other authorization, or notarially certified copies of the instrument approving the agent, and this at least 48 hours before the time appointed for the holding of the meeting at which the proxy is to vote and if no deposit shall be made as aforesaid the appointment shall not be treated as valid.

     (b)  An attorney shall not be entitled to vote unless the Power of Attorney or other instrument authorizing him or notarially certified copies thereof have been registered in the books of the Company and this at least 48 hours before the time fixed for the convening of the meeting at which the attorney is to vote or if the same have been deposited at the Office at least 48 hours before the time fixed for holding of the meeting as aforesaid.

                                     - 20 -

     (c)  Notwithstanding that the Power of Attorney or the other authorization has been registered in the books of the Company, the Company shall be entitled, by written notice to a member or attorney sent at least 7 days prior to the date at which a General Meeting is to be held, to demand the submission at the Office of the original Power of Attorney or authorization, and if a notice be sent as aforesaid and the original Power of Attorney or authorization be not deposited at least
          48 hours before the time for the meeting, the attorney shall not be entitled to vote at such meeting.

     82. If an instrument of appointment is confined to the object of appointing an attorney or a proxy for voting at Meetings of the Company it shall remain permanently or for such time as the Board of Directors may determine, in the custody of the Company and if embracing other objects, a copy thereof, examined with the original, shall be delivered to the Company to remain in the custody of the Company.

     83. A vote, if given in accordance with the terms of an instrument of appointment of attorney or proxy, shall be valid notwithstanding the previous death of the principal, or revocation of the appointment, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer shall have been received at the office or by the Chairman of the meeting before the vote is given.

     84. A member of unsound mind may vote by his curator committee, curator or any other person acting as a curator committee or curator.

     85. In the case of joint holders of a share, the vote of the senior who tenders the vote, whether in person or by attorney or by proxy, shall be accepted to the exclusion of the votes of the other holders. For this purpose seniority shall be determined by the order in which the names stand in the register of members.

DIRECTORS

     86. The number of Directors shall not be less than 7 and shall not be more than 15. The Directors of the Company for the time being shall constitute the
Board of Directors of the Company.

     87. The appointment of Directors of the Company and their removal from office shall be effected from time to time by the holders of the Ordinary "A"
Shares (subject to that stated in Article 89A below with regard to the appointment of the additional Director) and shall be carried out in the manner specified below:

                                     - 21 -

     (a)  Each member holding himself 1015 (one thousand and fifteen) or more of
          Ordinary "A" Shares shall be entitled to appoint one Director for each
          1015 (one thousand and fifteen) of the Ordinary "A" Shares held by him as at the date of the appointment. Furthermore, any group of members whose Ordinary "A" Shares total 1015 (one thousand and fifteen) or more ordinary "A" Shares shall be entitled to appoint one Director for each 1015 (one thousand and fifteen) of the Ordinary "A" shares held together by it, as at the date of the appointment. A Director who is appointed by virtue of this Article by the State of Israel shall be called in these Articles "the Governmental Director".

     (b)  Appointment of Directors shall be effected by a deed of appointment signed by the appointor or the appointors, as the case may be, and countersigned by the Appointee which signature shall indicate his consent to serve as a Director in the Company.

     (c)  Appointment of Directors shall be valid from the date of the delivery of the deed of appointment duly signed as aforesaid, to the office, or from a later date in the event that this shall so be stipulated in the deed of appointment.

     (d)  The appointor or appointors of a Director may at any time remove him from his office by way of a document in writing, signed by the appointor or appointors, as the case may be.

     (e)  The removal of a Director from his office shall have effect as from the date of the delivery to the Office of the deed of removal from office or on a later date in the event that this shall be so specified in such document.

     (f)  The deed of appointment or deed of removal shall be in the form which shall be determined from time to time by the Board of Directors.

88.  (1)  In the event that the appointor of a Director shall have ceased to hold Ordinary "A": Shares in the Company or the number of Ordinary "A"
          Shares held by him shall be less than the minimum of 1015 (one thousand and fifteen) Ordinary "A" Shares, the Director who shall have been appointed by him shall cease immediately to serve as a Director.

     (2)  A Director who shall have been appointed by a group of members shall not cease to hold such office for the reason that one or more of the members of the group shall have ceased to hold Ordinary "A" Shares of the Company, but the Director shall continue to hold his office for so long as the total amount of the Ordinary "A" Shares held by the remainder of the members of the group shall not fall below 1015 (one thousand and fifteen) Ordinary "A" Shares.

                                     - 22 -

     89. If the appointor or the appointors shall have appointed - by virtue of the number of the Ordinary "A" Shares held by him or by them - more than one
Director and the number of Ordinary "A" Shares which he or they hold shall not fall below the minimum of 1015 (One thousand and fifteen) Ordinary "A" Shares for each one of the Directors who shall have been appointed by him or by them, then the number of the Directors who shall have been appointed by him or by them shall be automatically reduced in such manner that the appointor or the appointors shall be represented by such number of the Directors as he or they is/are entitled, in accordance with the proportion of one Director for each 1015
(One thousand and fifteen) Ordinary "A" Shares held by him or by them. The
Director who shall last have been appointed shall be the first for retirement, and if more than one Director shall have been appointed on the same day, the younger of them shall resign first. However, if more than one Director shall have been appointed by one deed of appointment, the Director whose name is mentioned last in the deed of appointment, shall be the first to retire from office as Director.

     89A. The Board of Directors shall be entitled from time to time to appoint one additional Director to the Company (in these Articles - the Additional
Director) for a fixed period or without limitation of time, and to remove him at any time from this office. When the additional director shall have been appointed by the Board of Directors as aforesaid, he shall serve as Chairman of the Board of Directors throughout the entire period during which he shall serve as an Additional Director of the Company in accordance with these Articles. That stated in this Article is in addition to that stated in Articles 87, 88 and 89 of these Articles above.

For avoidance of any doubt, it is hereby emphasized that the Additional Director is a Director in the Company for all effects and purposes and all that stated in these Articles with regard to a Director shall also apply with regard to the
Additional Director.

     90. Repealed.

     91. Repealed.

     92. Repealed.

     93. An instrument in writing under the hand of the Minister of Commerce and
Industry, certifying that any person was appointed by the State of Israel as a
Director of the Company or was removed from office shall be conclusive evidence of the validity of appointment and consent of the Directors to accept the appointment or removal, as the case may be. In order to remove any doubt the provisions of this Article are in augmentation but not in derogation of the provisions of Article 87, Article 88 and Article 89.

     94. Repealed.

     95. Repealed.

     96. No Director shall be required to hold any shares in the Company.

     97. A retired Director shall be eligible for reappointment as Director.

                                     - 23 -

     98. No Director shall be disqualified by his office from holding any office or place of profit in the Company or in any Company which is a shareholder or otherwise interested in this Company or in any other Company in which this
Company shall be a shareholder or otherwise interested, nor shall a Director be disqualified by his office from contracting with this Company in the name and on behalf of any other Company or in his own name and behalf as vendor, purchaser or otherwise, and the holding by a Director of his office or the fiduciary relations created thereby shall not in itself be a reason to avoid any contract or arrangement made by the Company or in its name in which the Director is interested in any way. Furthermore, a Director shall not be obligated, for these reasons only, to account to the Company for any profits arising from such office or such profits or arising through any such contract or arrangement.

     The nature of the Director's interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is first taken into consideration of his interest then existing, or in any other case at the first meeting of the Board of Directors after the acquisition of his interest.

     A general notice that the Director is a member in any specific firm or company, and is to be regarded as interested in all transactions with that firm or company, shall be a sufficient disclosure under these Articles, as regards such Director and the said transactions.

     The Board of Directors shall be deemed to have full notice that any
Government Director as well as any other Director who is a Government Officer is to be regarded as interested in all transactions between this Company and the
Government.

     99. A Director shall notwithstanding his interest be counted in a quorum of a meeting of the Board of Directors and shall be entitled to participate in the discussion thereat on every question which may be considered and voted upon thereat, but he shall not be entitled to vote on any question in which he is interested.

100. (1)  The office of a Director shall ipso facto be vacated in the following events:-

          (a)  Upon his death;

          (b)  If he becomes bankrupt or suspend payment or compound with his creditors;

          (c)  If he becomes of unsound mind or is mentally ill;

          (d)  If by notice in writing delivered to the Company he resigns his office;

     (2)  The office of a Director shall be vacated if:-

          (a)  He has been a Director of, or directly connected with the management of any bank which has been wound up by a court and the director has not obtained within one month of the date of
               incorporation of this Company or of the date of the winding-up order by Court, whichever be the later, from the Minister of
               Finance an express authorisation to act as a Director of this
               Company ; OR

                                     - 24 -

          (b)  He has been convicted by a competent court of a felony or has been sentenced by a competent court to a term of imprisonment for an offence involving moral turpitude and has not, within three months of the conviction or sentence received a full pardon for the felony that he was convicted of or of the offence for which he was sentenced as aforesaid.

          (c)  He has failed to make disclosure to the Board of Directors in contravention of Article 98 hereof.

          (d)  The above provisions of this Article are in addition to and not derogating from the provisions of Articles 87(d), 88, 89 and 89A.
               hereof.

     101. The continuing Directors may act notwithstanding any vacancy in the
Board of Directors and shall continue to constitute the Board of Directors.

     102. Repealed.

103. (1)  The Company is entitled to pay remuneration to Directors. Directors'
          remuneration will be determined from time to time by a Committee of the Board of Directors, the majority of which will comprise Directors who are not employees of the Company. A Director who is in office for only part of a year, will be entitled to a proportionate part of such remuneration.

     (2)  A Director who is a Government employee, will not receive any remuneration, unless permitted by the Government. Nothing shall preclude the Company from paying the Government the remuneration that such Director would have been entitled to receive, would he not be a
          Government employee.

104. (1)  The Board of Directors may allow and pay to any Director who is not a resident of the place where a meeting is held and who shall come specially to such place for the purpose of attending a meeting, such sum as the Board of Directors may consider fair compensation for traveling expenses.

     (2)  A Director who is a Government Officer shall not receive any compensation under this Article unless it be authorized by the
          Government, but nothing shall preclude the Company from paying to the
          Government such compensation as the Director would have received were he not a Government Officer.

105. (1)  If any Director - being willing - shall be called upon to perform extra services or to make any special exertions in going out of residing at a particular place or otherwise for any of the purposes of the Company, the Company may remunerate such Director by a fixed sum as may be determined by the Board of Directors.

     (2)  A Director who is a Government Officer shall not receive any compensation under this Article unless it be authorized by the
          Government, but nothing shall preclude the Company from paying to the
          Government such compensation as the Director would have received were he not a Government officer.

                                     - 25 -

PROCEEDINGS OF THE BOARD OF DIRECTORS

     106. The Board of Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit.

     107. One third of the number of Directors for the time being in office shall constitute the quorum at any meeting of the Board of Directors. If after half an hour of the time fixed for the holding of the meeting of the Board of
Directors a quorum shall not be present the meeting shall be adjourned to the same day in the following week at the same time and place, and if at the adjourned meeting the quorum shall not be present, the meeting shall be adjourned again to the same day in the following week, at the same time and place and if at the twice adjourned meeting the quorum shall not be present then two Directors will constitute a quorum.

     At any adjourned meeting of the Board of Directors only such matters for which the original meeting was called may be dealt with.

     108. A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the Articles of the Company for the time being vested in or exercisable by the Board of Directors generally.

     109. The Chairman may at any time and the Secretary shall upon the request of a Director convene a meeting of the Board of Directors.

     110. A three days' notice at least of meeting of the Board of Directors shall be given to all the Directors and the Managing Director who are at the
time in Israel.

     111. The accidental omission to give notice of any such meeting of the
Board of Directors to a Director or to the Managing Director shall not invalidate any resolution passed at any such meeting.

     112. In the event that an Additional Director shall not have been appointed for the Company as mentioned in Article 89A. above, the Board of Directors shall be entitled to elect from time to time one of its members to be Chairman of the
Board of Directors, and to determine the period of time during which he shall hold such office. The Board of Directors shall be entitled to elect from time to time from amongst its members, a Vice Chairman or Vice Chairmen to the Board of
Directors, and to determine the period of time during which any such Vice
Chairman shall hold such office. The Chairman of the Board of Directors shall sit as Chairman at any meeting of the Board of Directors at which he shall be present, although in the event that he shall be absent from any meeting of the
Board of Directors, then in such event the Vice Chairman of the Board of
Directors shall sit as Chairman of such meeting in the event that at such time there shall only be one Vice Chairman of the Board of Directors, and if at such time there shall be a number of Vice Chairmen, who are present shall elect one of such Vice Chairman to sit as Chairman of such meeting, and in event that at such meeting of the Board of Directors there shall not be present a single one of the Vice Chairman of the Board of Directors or in any event that none of these Vice Chairmen shall wish to sit as Chairman of such meeting, the Directors who are present shall choose one of the remainder of the Directors to sit as chairman of such meeting.

                                     - 26 -

     113. Subject to the provisions of Article 114 hereunder, questions arising at any meeting of the Board of Directors shall be decided by a majority of votes, and in case of an equality of votes, the Chairman of the meeting shall have an additional casting vote.

114. (1)  A resolution of the Board of Directors shall be deemed as having been passed by a special majority in the event that a majority of the Board of Directors who hold office for the time being shall have voted in favor thereof, and such majority shall include at least one half of the number of the Governmental Directors.

     (2)  A special majority shall be required for the purpose of the passing of resolutions by the Board of Directors in the matters specified below, that is to say:-

          (a)  To elect in accordance with Article 112 above, the Chairman of the Board of Directors and a Vice Chairman or Vice Chairmen of
               the Board of Directors and to determine the period of office of each one of them in such a position.

          (b)  To appoint in accordance with Article 89A. above, an Additional
               Director for the Company and to remove him from such office.

          (c)  To appoint, in accordance with Article 122 below, a Managing
               Director for the Company to remove him from such office.

     115. The Board of Directors may by resolution delegate any of their powers except power to resolve upon any of the matters enumerated in Article 114 hereof, to committees, consisting of such Director or Directors and or of such other persons as they think fit. Any committee so formed shall, in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the the Board of Directors. Any delegation under this
Article may be subject to such conditions and limitations as may be imposed by the Board of Directors as it shall think fit. The Board of Directors may from time to time limit or revoke such delegation. The Board of Directors may also confer upon any committee as aforesaid the power to delegate as the committee may deem fit, in whole or in part, to another person or persons, all or any of the powers, authorities, licences and discretions for the time being given to the said committee.

     116. A resolution in writing of the Board of Directors, signed by all the
Directors who serve for the time being in their offices, or a resolution which all the Directors who serve for the time being in their offices shall have agreed upon in writing or by way of telegram shall, subject to the provisions of the Companies Ordinance be lawful and valid as a resolution lawfully passed at a meeting of the Board of Directors, convened and held in accordance with the provisions of these Articles.

     117. A resolution in writing of any Committee appointed under Article 115 hereof (hereinafter - "the Committee"), signed by all the members of the committee for the time being in office or a resolution that all the members of the committee for the time being in office have agreed upon in writing, or by cable, shall, subject to the provisions of the Companies Ordinance be valid and obligatory as if such a resolution was duly adopted at a Meeting of the committee duly convened and held.

                                     - 27 -

     118. Any act done or to be done at any Meeting of the Board of Directors or at any Meeting of a Committee appointed under Article 115 hereof or by any person acting as a Director, shall, notwithstanding that it shall be discovered after the implementation of such an act that there was any defect in the appointment of any of the Directors or of any of the other persons acting as aforesaid, or that any of them was disqualified from acting as such, be valid, obligatory, and effective as if all such directors and other persons had been duly appointed, and as if none of them was disqualified to act in such a position.

POWERS OF THE BOARD OF DIRECTORS

     119. The business of the Company shall be managed by the Board of Directors who may pay all expenses incidental to the formation and causing the registration of the Company and they may exercise all such powers and do all such acts and things as the Company by its Memorandum of Association or otherwise is authorized to exercise and do which are not by these Articles or by law directed or required to be exercised or done by the Company in General
Meeting, but subject nevertheless to the provisions of the Companies Ordinance and of the Memorandum of Association and these Articles and to any regulations not being inconsistent with the Memorandum of Association and these Articles from time to time made by the Company in General Meeting, provided that no such regulation shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

     120. Without prejudice to the general Powers conferred by Article 119 hereof and the other powers conferred by these Articles and so as not in any way to limit or restrict any or all of the said powers, it is hereby expressly declared that the Board of Directors shall have the following powers:

     (a)  To appoint any person or persons, whether incorporated or not to accept and hold in trust for the Company any property belonging to the
          Company or in which it is interested, or for any other purposes and to execute and do all such acts, deeds and things as may be requisite in relation to any such trust and to provide for the remuneration of such trustee or trustees.

     (b)  To institute any legal proceedings in the name of the Company or concerning it or its affair or in the name of its employees, to conduct, to abandon and to compound such proceedings and to defend the
          Company in any legal proceedings against it, concerning it or affecting it or against its employees and to compound and postpone payment of any debt due to the Company or due by it from its due date and to postpone the time for fulfillment of any claims or demands by or against the Company.

     (c)  To refer any claim or demand by or against the Company to arbitration.

     (d)  To determine from time to time who shall be entitled to sign on the
          Company's behalf (even those who are not members of the Board of
          Directors) Bonds, Debentures, Debenture Stock, obligations, trust deeds, cheques, bills of exchange, promissory notes, acceptances, endorsements, dividend warrants, receipts, releases, contracts and other documents whatsoever.

                                     - 28 -

     (e)  To appoint and, at their discretion, to remove or to suspend a Deputy
          General Manager, Assistant General Manager, or Assistant General
          Managers, Assistant Manager, or Assistant Managers, General Secretary,
          Secretaries, Clerks, Employees and Agents, for permanent, temporary or special services as the Board of Directors from time to time deems fit, and to determine their powers and duties and fix their salaries and remuneration and require from them securities in such instances and in such amounts as the Board of Directors may deem fit.

     (f)  The Board of Directors may from time to time and at any time to establish any local Board for the Management of any of the affairs of the Company and any specified locality in Israel; or elsewhere and to appoint any persons to be members of any local Boards and to fix their remuneration. And from time to time and at any time to delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Board of Directors other than their power to make call or to decide on any matter specified in Article 114 hereof, and to authorize the members for the time being of any such
          Local Board, or any of them, to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Board of
          Directors may think fit, and the Board of Directors may at any time remove any person so appointed, and may annul or vary any such delegation. Any such delegates may be authorized by the Board of
          Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in them.

     (g)  The Board of Directors may at any time and from time to time appoint any person to be the attorney of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles, excluding those specified under Article 114 hereof) and for such period and subject to such conditions as the Board of Directors may from time to time think fit. Without prejudice to the generality of the aforesaid, any such appointment (if the Board of Directors think fit) may be made in favor of the members or any of the members of any local board established as aforesaid or in favor of any Company or the members, Directors, nominees or Manager of any Company or firm or in favor of any one appointed by any Company or firm or otherwise in favor of any fluctuating body of persons whether nominated directly or indirectly by the Board of Directors. Any such appointment as aforesaid, may contain such instructions and powers as the Board of
          Directors may think fit for the protection and convenience of persons dealing with such attorney, and the Board of Directors may give to such attorney the power to delegate all or any of the powers, authorities and discretions vested in him.

     (h)  The Board of Directors shall be entitled to appoint on behalf of the
          Company, any advocate in Israel and abroad, to represent the Company before all Courts, judicial bodies, quasi judicial bodies, governmental, municipal and other bodies in Israel and abroad and to confer upon such advocate such powers as may be deemed expedient, including the power to delegate his powers to another or others, in whole or in part.

                                     - 29 -

     (i)  The Board of Directors may generally delegate subject to the provisions of the Companies Ordinance and these Articles the powers, authorities and the rights of discretions vested in the Board of
          Directors to any person, firm ,company or fluctuating body of persons as aforesaid, save those specified in Article 114 hereof.

121. (1)  The Board of Directors shall establish and maintain a staff of engineers, economists and other specialists to provide the Board of
          Directors with expert guidance in general and in particular with guidance upon the state of affairs of industrial enterprises having dealings with the Company whether as principal, agent or otherwise.

     (2)  The Board of Directors shall be entitled to divulge to anyone to whom the Company is an agent, and to the Ministry of Trade and Industry, all or any of the information which may accumulate in the hands of the
          Company as a result of, or in connection with any enquiry, examination or query which may be effected by members of the said staff.

     (3)  The Board of Directors may make arrangements for members of the said staff to render advice to the clientele of the Company.

     122. The Board of Directors may, from time to time, appoint a Managing
Director of the Company either for a fixed term or without any limitation as to the period for which he is to hold such office, and may remove him from office and appoint another in his place for a fixed term or without limitation as to the period. The Managing Director shall participate in the Meetings of the Board of Directors without voting rights, unless the Managing Director shall have the right to vote by virtue of his being a Director of the Company.

     123. The Board of Directors may from time to time entrust to and confer upon any Managing Director for the time being, such of the powers (except the power to make calls or to resolve upon any of the matters enumerated in Article
114 hereof) exercisable by the Board of Directors as they may think fit. The
Board of Directors may confer such powers for such times and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions, as they think fit, and they may confer such powers whether collaterally with, or in substitution for, or for the exclusion of, any of the powers of the Board of Directors in that behalf; and they may from time to time revoke or vary all or any of such powers conferred by this Article.

     124. Repealed.

MINUTES

     125. The Board of Directors shall cause Minutes to be duly entered into books provided for the purpose of:-

     (a)  All appointments of officers;

                                     - 30 -

     (b)  The names of the Directors present at every meeting of the Board of
          Directors and names of Directors and other persons being members of any Committee of Directors who are present at any meeting of such
          Committees of Directors.

     (c)  All orders issued by the Board of Directors.

     (d)  Statements as to the manner in which any meeting, whether General
          Meeting or Meeting of the Board of Directors or otherwise was convened and as to the presentation at any such meeting of the evidence therefor.

     (e)  All resolutions and proceedings of general meetings and of meetings of the Board of Directors.

All Minutes of any meeting of the Board of Directors or of any Committee of the
Company, if purporting to be signed by the Chairman of such meeting or by the
Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matter stated in such Minutes. The Minute Books of the general meetings shall be kept at the office and be available for gratuitous inspection by the members during two hours of every day.

THE SEAL

     126. The Board of Directors shall provide the Company with a Seal for the purposes of the Company and shall have the power from time to time to destroy the Seal and substitute a new Seal in lieu thereof. The Board of Directors shall provide for the safe custody of the Seal. The Seal shall not be used except in the presence of two Directors or in the presence of one Director and the
Secretary, or in the presence of one Director and any other person appointed by the Board of Directors for that purpose, who shall sign every instrument to which the Seal is affixed.

     127. The Company may have for use in any territory, district or place outside Israel, a stamp which shall be a facsimile of the Official Seal of the
Company, with the addition on its face of every territory, district or place where it is to be used. The Company may exercise the powers conferred by Section
84 of the Companies Ordinance and such powers as well as the powers under this
Article shall accordingly be vested in the Board of Directors.

RESERVE FUND, DIVIDENDS AND CAPITALIZATION

128. (1)  (a)  After the Board of Directors shall have set aside out of the ordinary profits the sums required for payment of arrears of any fixed cumulative preferential dividend on Preference shares on
               Preferred Ordinary shares as specified in Article 130, and the sums required for the payment of any current fixed preferential dividend, as specified in items (1) and (2) of Article 6, and the sums which it will decide to set aside to the redemption fund or funds for the redemption of the Redeemable Preference shares in accordance with the provisions of Article 47, the Board of
               Directors shall set aside such sums as it will deem fit as a reserve fund for the purposes specified in sub-article (2) of this Article, but so that the sums which will be set aside to the reserve fund shall not exceed 10% of the said profits.

                                     - 31 -

          (b)  After the Board of Directors shall have set aside out of the ordinary profits the sums required for the payment specified in items (5) and (6) of Article 6 above, it shall be entitled to set aside out of the said profits to the said reserve fund additional sums as it shall deem fit.

     (2)  The reserve fund shall be kept by the Company to meet expenses and contingencies of any kind and nature whatsoever, or for repairing and maintaining any of the buildings, apparatus, machinery or undertakings connected with the business of the Company or for meeting the loss due to amortization or any other depreciation or diminution in the value of any of the property of the Company or for the preparation of sources of meeting losses or extraordinary expenses, or for the enlargement or development of the business of the Company or for any other purpose for which the monies of the Company may be used, including the redemption of preference shares by transfer to a capital fund for the redemption of preference shares.

     (3)  Until the Board of Directors shall employ for the said purpose any sum set aside as aforesaid as a reserve fund, the Board of Directors may invest the same in such manner and on such securities (other than acquiring shares of the Company itself) as they may think fit, and the
          Board of Directors may also employ the properties constituting the reserve fund in the business of the Company and for the purpose thereof and that without being bound to keep the same separate from the other assets of the Company.

     129. Repealed.

     130. The Board of Directors shall submit to every ordinary general meeting a statement of the ordinary profits and of the profits linking fund for the period covered by the profit and loss account which will be laid before such meeting (hereinafter called "the period"). If the said statement will show that the Company has sufficient profits, the Board of Directors shall be bound to recommend to the meeting to declare a payment of the dividends in accordance with item (1) and (2) of Article 6, and subject to the provisions of the other items of Article 6 and provisions of Article 128 and 149 shall be entitled to recommend the declaration of any other dividend payable on the shares in the share capital of the Company, provided that if arrears of any fixed preferential dividend, on preference shares or on Preferred Ordinary Shares, up to the period shall have cumulated the Board of Directors shall be bound - notwithstanding anything herein before contained - to recommend to the meeting to declare in the first place payment of the said arrears.

     131. The declaration of the Board of Directors regarding the amount of the ordinary profits and regarding the profits linking fund shall be conclusive evidence thereof.

                                     - 32 -

     132. The Company shall at every ordinary general meeting declare the payment of any arrears of fixed cumulative preferential dividend cumulated up to the commencement of the period covered by the profit and loss account laid before such meetings, and the payment of any current fixed preferential dividend on the Preference shares and the Preferred Ordinary shares - all in accordance with the recommendation of the Board of Directors and shall be entitled -
subject to the provisions of Articles 6, 128 and 149 - to declare the payment of any other dividend on the shares in the share capital of the Company, either in accordance with the recommendation of the Board of Directors or a smaller dividend. An ordinary general meeting shall not declare any dividend unless it has been recommended by the Board of Directors and shall not declare any dividend at a rate exceeding that recommended by the Board of Directors.

     133. No dividend shall be payable except out of the profits of the company and no dividends shall carry interest against the Company.

     134. The Board of Directors may from time to time pay on the Preference
Shares issued by it and on the Preferred Ordinary Shares, an interim dividend to the extent as in the judgment of the Board of Directors, the position of the
Company justified.

     135. Where capital is paid up in advance of calls upon the footing that the same shall carry interest, such capital shall not whilst carrying interest, confer a right to participate in profits.

     136. The Board of Directors shall be entitled in the case of a member who owes money to the Company, whether in respect of any share which he holds in the
Company or otherwise, and whether alone or together with others, and if the date of payment of such monies shall have fallen due, to deduct the same from the dividend due to such member of from any interest payable to him, or from any repayment of capital or from any premium or any increment emanating from the linking terms or from other monies which will be due to him from the Company in respect of his shares.

     137. A transfer of any share shall not pass the right to any dividend declared thereon, unless the transfer was registered.

     138. Subject to the provisions of these Articles as to the fund and as to the rights of the different classes of shares, the profits of the Company shall be divisible among the members of the Company in proportion to the amount of capital paid up by them on the nominal amount of the shares of the Company held by each member at the date of the declaration of the dividends, provided that any amount paid on a share during the period in respect of which the dividends have been declared, shall entitle the holder of such share only to a proportionate amount of the dividend having regard to the date of the payment of the said amount of capital, provided that if under the terms of issue of any share such share is stipulated to be entitled to dividend as from a certain date, then such share shall entitle the holder thereof to a dividend accordingly.

                                     - 33 -

     139. Unless otherwise directed, any dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled to receive it or in case of joint holders to that one of them first named in the register in respect of the joint holding every such cheque shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or responsible for any cheque or warrant lost in transmission or for any dividend lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant or the fraudulent or improper recovery thereof by any means.

     140. Any one of several persons who are registered as the joint holders of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

     141. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Board of Directors for the benefit of the Company, until claimed.

     142. Every General Meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets of the company, including fully paid up shares, debentures or debenture stock of the
Company, or shares, debentures or debenture stock of any other Company or in any other way whatsoever.

     143. Every General Meeting of the Company shall be entitled to resolve at any time that any sum not required for the payment of arrears of any fixed cumulative preferential dividend and which is not required for the payment of any current fixed preferential dividend on Preference shares or Preferred
Ordinary Shares and which:-

(a)  is credited at such time to:-

     (1)  the reserve fund specified in Article 128 of these Articles which, in the opinion of the Board of Directors is not required for the purposes of sub-article (2) of the said Article;

     (2)  any other reserve fund, except the capital redemption fund or funds for the redemption of the redeemable preference shares, and except the capital linking fund;

(b)  Constitutes undistributed ordinary profits remaining in the hands of the
     Company:-

shall be capitalized and such sum shall be free for distribution and shall be distributed as capital in such manner as the resolution will direct among such shareholders as would have been entitled to such sum had the same been distributed to them by way of dividend and in the proportion as they would have been entitled to such dividend, and such resolution shall be effective.

The general meeting may also resolve to apply the sum capitalized as aforesaid on behalf of the said shareholders in whole or in part, in payment at par, at a discount or at a premium, as shall be determined by resolution, for unissued shares, unissued debentures or debenture stock of the Company which will be distributed among the said shareholder or in payment on account of uncalled obligations of any shares, debentures or debenture stock and the distribution or payment as aforesaid shall be accepted by the above shareholders as full satisfaction and payment of their rights in the sum capitalized as aforesaid.

                                     - 34 -

     144. For the purpose of giving effect to any resolution under the two preceding Articles, the Board of Directors may in its absolute discretion settle any difficulty which may arise (if at all) with regard to the distribution and inter alia the Board of Directors may issue fractional certificates, to fix the value for distribution of any specific assets, and to determine that such payment shall be made to any member upon the footing of the value as fixed or that fractions of less than New Shekel may be disregarded in order to adjust the rights of all parties and the Board of Directors may vest any such monies or specific assets in absolute trusteeship to trustees for the persons entitled to the dividends or capitalized assets, as may seem expedient to the Board of
Directors. Where requisite, a proper contract shall be filed in accordance with
Section 93 of the Companies Ordinance and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized assets, and such appointment shall be effective.

CURRENCY LINKING AND LINKED FUNDS

     145. In these Articles:

       "Dollars"        - mean Dollars of the United States of America and include equivalent thereof in currency of the United States;

       "New Shekel"     - including the equivalents thereof in currency of the State of Israel.
       and "Agora"

       "The Rate of     - at any time means the official rate of exchange prevailing in Israel at that
       Exchange"          time and, if there be at any time more than one official rate of exchange, then the highest official rate of exchange prevailing at that time.

       "Linking terms"  - except for the linking terms applying to Preference "C" shares,  Preference "CC"
                          shares,  Preference  "CC1",  Preference "D" shares,  and Preference  "DD" - mean terms in any  agreement,  under  which one of the parties  undertake  to pay the other in  accordance  to the rate of exchange  scale or in  accordance  with any other  scale an  addition  in New  Shekels by reason of the  devaluation  of New
                          Shekel.

     146. If on the date of actual payment effected by a member to the Company or its liquidator in respect of a call on a share or of contribution in winding up, the rate of exchange of Israel currency, as compared with the Dollar, shall be higher than the rate of exchange of Israel currency, as compared with the dollar, as existed at the time of the allotment of such share, such payment shall be increased so as to make good for the devaluation of the New Shekel.

147. (1)  The Company shall maintain two funds, one of which shall be called
          "the profits linking fund" and the other "capital linking fund".

                                     - 35 -

     (2)  The Company shall credit the profits linking fund with all sums which the Company will receive by way of accretion to interest or profits on any transaction, and shall debit the said fund with all sums which the
          Company will pay as increment to interest or other profits on any transactions whatsoever by virtue of the linking terms of such transaction. The Company shall also debit the profits linking fund with such part of the aggregate income tax and companies profits tax paid or to be paid by the Compnay and which in the opinion of the
          Board of Directors should be borne by this fund.

     (3)  The Company shall credit the capital linking fund with all sums which it will receive from any member in accordance with Article 146 above, and also with all sums which the Company will receive as accretion to capital on any transaction whatsoever, by virtue of the linking terms of such transaction,and shall debit the capital linking fund with all sums which the Company will pay as increment to capital on any transaction whatsoever by virtue of the linking terms of such transaction.

          The Company shall also debit the capital linking fund with such part of the aggregate income tax and companies profits tax, if any, paid or to be paid by the Company and which in the opinion of the Board of
          Directors should be borne by this fund.

     148. Until the Board of Directors shall apply the balances standing to the credit of the capital linking fund or the profits linking fund, as the case may be, the Board shall be entitled to invest the sums constituting the said balances in whole or in part, in such manner and on such securities as it will deem fit and/or to apply the same as it will deem necessary, and the Company shall not be under any duty to keep the said balances or the assets in which the same shall be invested separately from other assets of the Company.

149. (a)  The Board of Directors shall be entitled to recommend the use of the surplus of the profits linking fund mentioned in Item (9) of Article
          6, as follows:

          (1)FIRST: In setting aside sums as it will deem fit to the capital fund or funds for the redemption of redeemable preference
                    shares in accordance with provisions of Article 47.

          (2)SECOND:In setting aside sums as it will deem fit to the reserve fund in accordance with the provisions of Article 128.

          (3)THIRD: In setting aside sums as it will deem fit to any other reserve fund of the Company then existing.

                                     - 36 -

          (4)FOURTH:In distributing the residue of the surplus or any part thereof between the holders of Ordinary "A" Shares, the
                    holders of Ordinary "B" Shares , the holders of Preferred
                    Ordinary Shares, and the holders of Preference "A" Shares, all pari passu and proportionately to the capital paid up on the said shares, such distribution to be as compensation for the depreciation in value of the New Shekel.

     (b)  On the day of commencement of winding up the profits linking fund shall be transferred together with all assets thereof to the capital linking fund, and from such day onwards this fund shall cease to exist and all sums which should have been credited or debited thereto shall be credited or debited to the capital linking fund.

     150. Repealed.

ACCOUNTS

     151. The Board of Directors shall cause true accounts to be kept on the sums of money received by the Company, and expended by it, and the matters in respect which such receipt and expenditure takes place and of all purchases and sales of immovables and movables and of the assets, rights and liabilities of the Company. The books of account shall be kept at the registered office of the
Company or at such other place or places as the Board of Directors may think fit.

     152. At the Ordinary General Meeting in every year, the Board of Directors shall lay before the Company a profit and loss account and a balance sheet containing a summary of the assets and liabilities of the Company in accordance with Section 106 of the Companies Ordinance.

     153. Every such account and balance sheet shall be accompanied by a report of the Board of Directors as to the state and condition of the Company and by a statement under Articles 128 and 149 thereof, as the case may be. The report shall be signed by two Directors and countersigned by the Secretary, if any, of the Company.

     154. The Board of Directors shall from time to time decide in which manner and to what extent and at what time and place and on what terms and regulations the books, the accounts or documents of the Company shall be open to inspection by members who are not directors and a member who is not a director shall not have the right to inspect any book, account or document of the Company unless he is given such right by law or he has been authorized thereto by the Board of
Directors or by the Company in General Meeting.

AUDITS

     155. Once at least in every year the accounts of the Company shall be examined and the correctness of the Profit and Loss Account and Balance Sheet ascertained by an auditor.

                                     - 37 -

     156. The Company shall at or before the Statutory Meeting and subsequently at each Ordinary General Meeting appoint an auditor to hold office until the next Ordinary General Meeting. In case the Company in General Meeting wishes to appoint another auditor or other auditors in lieu of the retiring auditor or auditors, the new appointment or appointments shall be made in accordance with the provisions of Section 106 of the Companies Ordinance.

     157. Every auditor of the Company shall have a right or access at all times to the books and accounts and documents of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as any be necessary for the performance of the duties of the auditor.

     158. The Auditor shall lay before the Company a report on the accounts examined by him and on every balance sheet laid before the Company in General
Meeting during his tenure of office.

     159. The Auditor of the Company shall be entitled to receive notice of and to attend any General Meeting of the Company at which any accounts which have been examined or reported on by him are to be laid before the Company and may make any statement or explanation he desires with respect to the accounts.

     160. Every account when audited and approved by a General Meeting shall be final and conclusive except as regards any error discovered therein within three months after the approval thereof. Whenever any such error is discovered within that period the account shall forthwith be corrected and hence forth shall be final and conclusive.

     161. A notice may be served by the Company upon any member either personally or by sending it through the post, or by airmail, if the notice, envelope or the wrapper containing the notice bears the registered address of such member.

     162. A member whose address, whether in Israel or abroad, is registered in the Register of Members, or a holder of a share warrant who will comply with the requirements of these Articles and will from time to time notify the Company of an address in Israel or abroad, for the service of notices upon him, shall be entitled to receive in accordance with these regulations, but except for the aforesaid, no member whose address is not registered in the Register of Members shall be entitled to receive any notice from the Company.

     163. The Board of Directors shall be entitled from time to time to require any holder of a share warrant who notifies or has notified his address in accordance with Article 162, to submit his share warrant and satisfy the Board of Directors that he is or remains the holder of the share warrant in respect of which he notifies or has notified the address.

     164. All notices shall, with respect to any share held jointly by a number of persons, be given to whoever of such persons is named first in the register and notice so given shall be sufficient notice to all the holders of such shares.

                                     - 38 -

     165. Any notice sent by post to an address in Israel shall be deemed to have been served on the day following that on which the letter, envelope, or wrapper containing the same is posted, and in providing such service, it shall be sufficient to prove that the letter, envelope or the wrapper containing the notice was properly addressed and put into a post office. A certificate in writing signed by any Managing Director, secretary or other officer of the
Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive thereof.

     166. Any notice sent by post to an address out of Israel or by airmail shall be deemed to have been served in the ordinary course of post or airmail, as the case may be, and in proving such service, it shall be sufficient to prove that the letter, envelope, or wrapper containing the notice was properly addressed and put into a post office and in case of notice sent by airmail that the letter, envelope, or wrapper was marked "airmail" either in Hebrew or in a foreign language. A certificate in writing signed by any Managing Director, secretary or other officer of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted and that it was marked
"airmail" shall be conclusive evidence thereof.

     167. Every person, who, by operation of law, transfer or by other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which previously to his name and address being entered on the register shall be duly given to the person from whom he derives his title to such share.

     168. Any notice or document sent by post or by airmail to, or left at the registered address of any member, in pursuance to these Articles, notwithstanding such member be then deceased and whether or not the Company have notice of his decease, shall be deemed to have been duly served in respect of any registered shares, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these present be deemed sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in any such shares.

     169. Any failure in giving notice to a member or non-receipt of notice by a member shall not affect the validity of any resolution passed at a Meeting, if failure to give notice was a result of inadvertence.

     170. It shall not be necessary to set out in a notice of a General Meeting of the Company the text of the resolution (whether Ordinary, Extraordinary or
Special) to be considered in that Meeting and it shall be sufficient if the notice state in the most general terms the nature of the question to be considered. Furthermore, it shall be sufficient to state in any notice of a
General Meeting -instead of stating in general terms the nature of the questions as aforesaid that a Resolution will be put forward for consideration and voting at the Meeting and that the text of the Resolution may be inspected, provided that the notice indicates the place or places in Israel and the time or times fixed for inspection of the text of the Resolution.

                                     - 39 -

WAIVER

     171. It shall be lawful for every shareholder or director of the Company to waive the right to notice, or the right to notice of any specific time, or to agree that a General Meeting be held even though shorter notice of the Meeting than the prescribed time for the notice under the law of these Articles has been given, subject always to any provision of the law prohibiting such waiver or agreement.

     If all the members entitled to attend and vote at General Meetings so agree, a resolution may be proposed and passed, whether as an Ordinary
Resolution, Extraordinary Resolution or Special Resolution, at a General
Meeting, notice of which was shorter than prescribed by or under the Companies
Ordinance or these Articles.

WINDING UP

     172. The winding up of the Company shall not be resolved upon unless by a
Special Resolution.

     173. Repealed.

     174. If the Company shall be wound up, whether voluntarily or otherwise, the liquidator may, with the sanction of a Special Resolution, divide amongst the members in specie or kind, any part of the assets of the Company and may with the like sanction, vest any part of the assets of the Company in Trustees upon such trusts for the benefit of the members or any of them, as the
Liquidator with the like sanction shall think fit.

INDEMNITY

     175. Subject to the provisions of Section 77 of the Companies Ordinance, the Company will indemnify every Director or Officer (whether General Manager,
Secretary, Officer or other employee of the Company) for all costs, losses and expenses expended or which apply to him by reason of any contract, deed or act done by him as such Director or Officer or in fulfillment of his duties in said capacity and the Directors will be obligated to pay to such Director or Officer as aforesaid said costs, losses and expenses.

Subject to the aforesaid in this article, the Company will indemnify every
Director or Officer of the Company for any obligation imposed on him, for any defense in legal negotiation, civil or criminal, in which a judgment was given in his favour or in which he was declared innocent or regarding any application under section 78 of the Companies Ordinance in which a remedy was given to him by the court.

                                     - 40 -

176. In Sections 177 until 179 hereinafter:

"Officer" meaning as defined in the Companies Law 5759-1999.

"Act" meaning whether by action or omission.

EXEMPTION FROM RESPONSIBILITY

177. The company may exempt, in advance, an officer of the company from all or some of his responsibility for damage due to his violation of the obligation of caution toward it, provided that the granting of the exemption as stated is also ratified by the General Meeting of the company by a resolution passed by a regular majority.

INSURANCE

178. The company may enter into a contract for the insurance of an officer's responsibility, for all or some of the liability that will be imposed on him in consequence of an act which he performed by virtue of being its officer, in each of the following:

     (1)  violation of the obligation of caution towards the company or towards another person;

     (2)  breach of trust against the company, provided that the officer acted in good faith and he had reasonable grounds to assume that the act would not cause harm to the company;

     (3)  a monetary obligation that will be imposed on him to the benefit of another person.

INDEMNIFICATION

179. a. The Company may grant an undertaking in advance to indemnify an Officer in the Company, for a monetary liability imposed upon him in favor of another person - due to an act which he performed by virtue of his being an
     Officer in the Company - pursuant to a judgment, including a judgment given in a settlement or in an arbitrator's decision that was approved by a court, providing that the undertaking to indemnify shall be limited to events which in the opinion of the Board of Directors can be foreseen in light of the actual activities of the company at the time of the giving of the indemnification and to an amount or to parameters set by the Board of
     Directors as reasonable under the circumstances, and that the undertaking to indemnify specifies the events which in the opinion of the Board of
     Directors can be foreseen in light of the actual activities of the company at the time of the giving of the indemnification and the amount or parameters set by the Board of Directors as reasonable under the circumstances, AND PROVIDED THAT THE GRANTING OF THE UNDERTAKING TO
     INDEMNIFY SHALL BE APPROVED BY THE GENERAL MEETING OF THE COMPANY.

     b. The Company may grant an undertaking in advance to indemnify an Officer in the Company, for expenses set forth in paragraphs (1) and (2) below which he incurred or with which he was charged following an act which he performed by virtue of his being an Officer in the Company, PROVIDED THAT
     THE GRANTNG OF THE UNDERTAKING TO INDEMNIFY SHALL BE APPROVED BY THE
     GENERAL MEETING OF THE COMPANY:

          1)   reasonable legal expenses, including attorneys' fees, which the
               Officer incurred following an investigation or proceeding carried out by an authority empowered to carry out an investigation or proceeding, and which terminated without the filing of a criminal charge against him and without the imposition upon him of a monetary liability in lieu of a criminal proceeding, or which terminated without the filing of a criminal charge against him but with the imposition upon him of a monetary liability in lieu of a criminal proceeding for an offense which does not require proof of criminal intent; in this paragraph -

                                     - 41 -

               The termination without the filing of a criminal charge in a matter about which a criminal investigation was begun - means the closing of the matter according to Paragraph 62 of the Criminal
               Procedure Law - 1982 (hereinafter:"THE CRIMINAL PROCEDURE LAW"), or the staying of proceedings by the Attorney General according to Paragraph 231 to the Criminal Procedure Law;

               "A MONETARY LIABILITY IN LIEU OF A CRIMINAL PROCEEDING" - a
               monetary liability imposed according to the law in lieu of a criminal proceeding, including an administrative fine pursuant to the Administrative Offense Law - 1985, a fine for an offense determined to be as a fine-offense pursuant to the Criminal
               Procedure Law, a monetary forfeiture or penalty.

          2)   reasonable legal expenses, including attorneys' fees, which the
               Officer incurred or with which he was charged by court, in a proceeding brought against him by the Company, or in its name or by another person, or in a criminal prosecution in which he was acquitted, or in a criminal prosecution in which he was convicted of an offense which does not require proof of criminal intent.

     c. Whether or not an undertaking to indemnify was granted, the Company may indemnify an Officer of the Company post factum.

                                     - 42 -

NAME OF THE SUBSCRIBERS                        ADDRESSES AND DESCRIPTIONS
-----------------------                        --------------------------

1.       The State of Israel.                 By Mr. Levy Eshkol, the Treasury, Jerusalem.

2.       Mr. Pinkas Sapir.                    The Ministry of Commerce and Industry, Jerusalem.

3.       Bank Leumi Le-Israel B.M.            Bank - Yehuda Halevy St., Tel-Aviv.

4.       The Workers Bank Ltd.                Bank - Montefiore St., Tel - Aviv.

5.       Israel Discount Bank Ltd.            Bank - Yehuda Halevy St., Tel - Aviv.

6.       General Cooperative Association      Company - 93 Arlosoroff St., Tel - Aviv.

7.       Manufacturers' Association.          13 Montefiore St., Tel - Aviv.

SPECIAL RESOLUTIONS

Adopted by the company on the following dates:-

         17.09.58                  11.04.65                   31.12.01
         14.05.59                  03.03.66                   15.04.08
         23.07.59                  08.08.68
         06.08.59                  05.08.71
         04.01.60                  18.11.71
         04.02.60                  29.07.73
         16.06.60                  23.04.79
         18.08.60                  11.04.83
         03.08.61                  27.03.86
         15.02.62                  26.01.87
         26.07.62                  03.09.89
         04.10.62                  04.06.90
         25.07.63                  26.08.91
         25.03.64                  19.05.96
         10.09.64                  26.05.96

                                     - 43 -